ACQUISITION AGREEMENT

                                       FOR

                         LEE ENTERPRISES, INCORPORATED,

                            HOWARD PUBLICATIONS, INC.

                                       AND

                             HOWARD ENERGY CO., INC.

                                February 11, 2002

                             ACQUISITION AGREEMENT
                                      FOR
                         LEE ENTERPRISES, INCORPORATED,
                           HOWARD PUBLICATIONS, INC.
                                      AND
                            HOWARD ENERGY CO., INC.

                                TABLE OF CONTENTS
                                -----------------

Section                                                                     Page
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                                    ARTICLE 1

                                   DEFINITIONS

1.1.     Certain Definitions..........................................
1.2.     Certain Additional Definitions...............................

                                    ARTICLE 2

                                PURCHASE AND SALE

2.1.     The Stock Purchase and HPI Redemption........................
2.2.     Consideration for HPI Common Stock...........................
2.3.     Escrow.......................................................
2.4.     Cash Amount and Capital Expenditure Adjustment...............
2.5.     Further Assurances...........................................

                                    ARTICLE 3

                                   THE CLOSING

3.1.     The Closing..................................................
3.2.     Closing Deliveries of the HPI Stockholders...................
3.3.     Closing Deliveries of the Purchaser..........................
3.4.     Closing Deliveries of HPI....................................

                                    ARTICLE 4

       REPRESENTATIONS AND WARRANTIES OF THE HPI INDEMNIFYING STOCKHOLDERS

4.1.     Organization.................................................
4.2.     Authority and No Violation; Ownership........................
4.3.     Capitalization, Subsidiaries and Charter.....................
4.4.     Government Consents..........................................
4.5.     Tangible Property............................................
4.6.     Intellectual Property and Proprietary Rights.................
4.7.     Acquired Companies' Contracts................................
4.8.     Licenses.....................................................
4.9.     Employees....................................................
4.10.    Employee Benefit Plans.......................................
4.11.    Sufficiency of Assets........................................
4.12.    Financial Statements.........................................
4.13.    No Undisclosed Liabilities...................................
4.14.    Litigation; Governmental Orders..............................
4.15.    Compliance with Laws.........................................
4.16.    Environmental Matters........................................
4.17.    Insurance....................................................
4.18.    Transactions with Affiliates.................................
4.19.    Taxes........................................................
4.20.    Labor Controversies..........................................
4.21.    Inventories; Receivables; Payables...........................
4.22.    Advertisers and Suppliers....................................
4.23.    Brokers......................................................
4.24.    Full Disclosure..............................................

                                    ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1.     Organization.................................................
5.2.     Authority....................................................
5.3.     No Violation.................................................
5.4.     Governmental Consents........................................
5.5.     Brokers......................................................
5.6.     Funding......................................................
5.7.     Investment Representation; Business Investigation............

                                    ARTICLE 6

                            COVENANTS AND AGREEMENTS

6.1.     Conduct of Business..........................................
6.2.     Access and Information.......................................
6.3.     Confidentiality..............................................
6.4.     Further Actions..............................................
6.5.     Fulfillment of Conditions by the HPI Stockholders, HEC and
           the Acquired Companies.....................................
6.6.     Fulfillment of Conditions by the Purchaser...................
6.7.     Publicity....................................................
6.8.     Transaction Costs............................................
6.9.     Employees and Employee Benefit Matters.......................
6.10.    Interdivisional Agreements...................................
6.11.    Schedules....................................................
6.12.    Retention of and Access to Records...........................
6.13.    Tax Matters..................................................
6.14.    Interim Financial Statements.................................
6.15.    Audited Financial Statements.................................
6.16.    No Solicitation..............................................
6.17.    Investments..................................................
6.18.    Certain Assets...............................................
6.19.    Discharge of HPI Excluded Liabilities........................
6.20.    Sioux City...................................................
6.21.    Additional Covenants of the HPI Stockholders and HEC.........
6.22.    Advertising Contracts........................................

                                    ARTICLE 7

                               CLOSING CONDITIONS

7.1.     Conditions to Obligations of the Purchaser...................
7.2.     Conditions to Obligations of the HPI Stockholders............

                                    ARTICLE 8

                                 INDEMNIFICATION

8.1.     Obligations of the HPI Stockholders and HEC..................
8.2.     Obligations of the Purchaser.................................
8.3.     Procedure for Indemnification................................
8.4.     Sole Remedy..................................................
8.5.     Limitations on Indemnification; Exclusive Remedy.............
8.6.     Survival.....................................................

                                    ARTICLE 9

                                   TERMINATION

9.1.     Termination..................................................
9.2.     Effect of Termination........................................


                                   ARTICLE 10

                                  MISCELLANEOUS

10.1.    Notices......................................................
10.2.    Actions of the HPI Stockholders Representative...............
10.3.    Amendments and Waiver........................................
10.4.    Assignment...................................................
10.5.    Entire Agreement.............................................
10.6.    Representations and Warranties Complete......................
10.7.    Third Party Beneficiaries....................................
10.8.    Governing Law................................................
10.9.    Jurisdiction.................................................
10.10.   WAIVER OF JURY TRIAL.........................................
10.11.   Neutral Construction.........................................
10.12.   Severability.................................................
10.13.   Headings; Interpretation; Schedules and Exhibits.............
10.14.   Counterparts.................................................
10.15.   Cooperation..................................................
10.16.   Specific Performance.........................................

                              ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "Agreement") is made and entered into as of February 11, 2002 by and among Lee Enterprises, Incorporated, a Delaware corporation ("Lee" or the "Purchaser"), Howard Publications, Inc., a Delaware corporation ("HPI"), Howard Energy Co., Inc., a Delaware corporation ("HEC"), and those persons named in Schedule I attached hereto (the "HPI Stockholders" and, each individually, an "HPI Stockholder").

                                   WITNESSETH:

         WHEREAS, the HPI Stockholders own all of the issued and outstanding shares of capital stock of HPI;

         WHEREAS, HPI owns and operates, directly or through wholly-owned subsidiaries, the publications listed in Schedule II attached hereto and owns 7,200 Class A non-voting shares of Sioux City Newspapers, Inc., an Iowa corporation ("Sioux City") and 7,500 Class B voting shares of Sioux City, which publishes the Sioux City Journal (each an "Acquired Publication" and, collectively, the "Acquired Publications") (each of HPI, its subsidiaries listed in Schedule II and Sioux City, an "Acquired Company" and, collectively, the "Acquired Companies");

         WHEREAS, the Purchaser desires to acquire from the HPI Stockholders, and the HPI Stockholders desire to sell to the Purchaser, certain of the issued and outstanding shares of capital stock of HPI owned by them and specified as Purchased HPI Stock in Schedule III attached hereto, upon the terms and subject to the conditions set forth herein; and

         WHEREAS, contemporaneously with the closing of the Stock Purchase (as hereinafter defined), HPI desires to redeem from the HPI Stockholders the remainder of the issued and outstanding shares of capital stock of HPI owned by them and specified as Redeemed HPI Stock in Schedule III attached hereto in consideration for the delivery by HPI of all of the issued and outstanding shares of HEC, which such HPI Stockholders agree to accept in exchange for the capital stock of HPI so redeemed, all upon the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and agreements hereinafter set forth, the mutual benefits to be gained by the performance of such covenants, promises and agreements, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         1.1. Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the respective meanings set forth below:

         (1)  "Acquired  Company"  or  "Acquired   Companies"  has  the  meaning
specified in the second recital of this Agreement.


         (2) "Acquired Publication" or "Acquired Publications" has the meaning specified in the second recital of this Agreement.

         (3)  "Acquisition  Transaction"  has the meaning  specified  in Section
6.16.

         (4)  "Action"  means  any  claim,  written  demand,   action,  suit  or
proceeding, arbitral action, governmental inquiry or criminal prosecution by or before any Governmental Authority.

         (5) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

         (6) "Audited Financial Statements" has the meaning specified in Section 4.12.

         (7) "Benchmark Date Working Capital of HPI" means an amount equal to $2,929,388.

         (8) "Benefit Plans" has the meaning specified in Section 4.10(a).

         (9) "Business Day" means any weekday (Monday through Friday) on which commercial banks in Chicago, Illinois are open for business.

         (10)   "Capital   Program"   has  the  meaning   specified  in  Section
1.1(18)(ii).

         (11) "Cash Adjustments" has the meaning specified in Section 1.1(12).

         (12) "Cash Amount" means the sum of: (1) $50,000,000; (2) all cash dividends paid in respect of HPI's 50% ownership of Sioux City from December 31, 2001 to the Closing Date; and (3) all cash proceeds received from the conversion of Principal Financial Group and Liberty Mutual Insurance Company to stock form from mutual insurance companies (with clauses (2) and (3) being the "Cash Adjustments").

         (13) "Cash Equivalents" means the dollar value reflected in the books and records of the Acquired Companies (other than Sioux City) for the cash, U.S. Treasury securities and Other Cash Equivalents held by the Acquired Companies immediately before the Closing.

         (14) "Cash Payment" means $699,000,000.

         (15) "Claimant" has the meaning specified in Section 8.3(a).

         (16) "Closing" has the meaning specified in Section 3.1.

         (17) "Closing Date" has the meaning specified in Section 3.1.

         (18) "Closing Working Capital of HPI" means, as of the close of business on the Closing Date, the amount calculated as follows:

         (i) the dollar value reflected in the books and records of the Acquired Companies for the current assets of the Acquired Companies (other than (1) cash, (2) U.S. Treasury securities, (3) Other Cash Equivalents, (4) postal deposits,
(5) any capital stock of Principal Financial Group and Liberty Mutual Insurance Company owned of record and beneficially by the Acquired Companies and (6) any current asset related to a dividend declared in respect of HPI's 50% ownership interest in Sioux City, but not paid as of the Closing); minus,

         (ii) the dollar value reflected in the books and records of the Acquired Companies for the current liabilities of the Acquired Companies (other than (1) HPI Excluded Liabilities (with Excluded Liabilities solely for this purpose determined, however, without regard to any Liabilities in respect of Taxes), (2) accrued liabilities and accounts payable relating to the Acquired Companies' capital expenditure program described in Schedule 1.1(18) hereto (the "Capital Program"), (3) any liability for transaction costs and expenses for which the HPI Stockholders are liable under Section 6.8 hereof, (4) any Taxes for which the Purchaser is liable under this Agreement (determined without regard to clause (I) of the definition of Excluded Taxes set forth in Section 6.13(a)) and (5) any liability related to Taxes other than for current Taxes payable); plus,

         (iii) an amount equal to the Cash Adjustments.

         The foregoing amounts shall be determined in accordance with GAAP applying the accounting policies and principles used in the preparation of the Audited Financial Statements, including the methods of inventory valuation (including exclusion of ink and plate inventory) used by the Acquired Companies.

         (19) "COBRA" has the meaning specified in Section 4.10(a).

         (20) "Code" means the Internal Revenue Code of 1986, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

         (21) "Confidentiality Agreement" means the letter agreement between HPI, certain of the HPI Stockholders, and the Purchaser, dated as of October 9, 2001.

         (22) "Contract" means any contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, franchise agreement, concession or royalty agreement, insurance policy or guaranty, whether written or oral.

         (23) "CST" has the meaning specified in Section 3.1.

         (24)  "Employee" or  "Employees"  has the meaning  specified in Section
4.9.

         (25) "Encumbrance" means any security interest, pledge, mortgage, lien, charge, adverse claim of ownership or use, restriction on transfer (such as a right of first refusal or other similar right), defect of title, or other encumbrance of any kind or character.

         (26) "Environmental Law(s)" means any Law relating to the regulation or protection of the environment, or to emissions, discharges, releases or threatened releases of Hazardous Material into the environment (including, without limitation, ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals or Hazardous Material or any Hazardous Material Activity (including Remedial Action).

         (27) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

         (28) "Escrow Agent" has the meaning specified in Section 2.3.

         (29) "Escrow Agreement" has the meaning specified in Section 2.3.

         (30) "Escrow Amount" has the meaning specified in Section 2.3.

         (31) "Excess Capital  Expenditure  Amount" has the meaning specified in
Section 2.2(a)(iv).

         (32)  "Exchange  Act" means the  Securities  Exchange  Act of 1934,  as
amended,   any  successor  statute  thereto,   and  the  rules  and  regulations
promulgated thereunder.

         (33) "Excluded Taxes" has the meaning specified in Section 6.13(a).

         (34) "Final Determination" means the final resolution of liability for any Tax for a Taxable Period, including any related interest or penalties, that is final and nonappealable, including by reason of the expiration of the applicable statute of limitations.

         (35) "Financial Statements" has the meaning specified in Section 4.12.

         (36) "Funded Debt" means all indebtedness for borrowed money, all notes payable and drafts accepted representing extensions of credit and any guarantee obligation with respect to any of the foregoing, as applied to any Acquired Company.

         (37) "GAAP" means generally accepted accounting principles in the United States on the date of this Agreement.

         (38) "Governmental Authority" means any government, any governmental entity, department, commission, board, agency or instrumentality, and any court, tribunal, or judicial body, in each case whether federal, state, county, provincial, local or foreign.

         (39) "Governmental Order" means any statute, rule, regulation, order, judgment, injunction, decree, stipulation or determination issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction.

         (40) "Hagadone" has the meaning specified in Section 6.20.

         (41) "Hazardous Material" means any waste, pollutant, contaminant, toxic substance, special waste or hazardous substance regulated by any Environmental Law, including petroleum products (including crude oil or any fraction thereof), any radioactive material (including any source, special nuclear or by-product material as defined at 42 U.S.C. section 2011 et. seq., as in effect on the date hereof), polychlorinated biphenyls, radon gas and asbestos in any form or condition.

         (42) "Hazardous Materials Activity" means the handling, transportation,
transfer,  recycling,  storage,  use,  treatment,  manufacture,   investigation,
removal, remediation, release or exposure of others to any Hazardous Material.

         (43) "HEC" has the meaning specified in the first paragraph of this Agreement.

         (44)  "HEC  Agreed   Value"  has  the  meaning   specified  in  Section
6.13(a)(vi).

         (45) "HPI" has the meaning specified in the first paragraph of this Agreement.

         (46) "HPI Assumed Liabilities" means all Liabilities of the Acquired Companies immediately preceding the Closing, including (A) all Liabilities included in the final Statement of Closing Working Capital, (B) Liabilities under Contracts and Licenses of any of the Acquired Companies attributable to any period after the Closing that relate to an Acquired Publication or the operation of an Acquired Publication, (C) all Actions listed in Schedule 4.14 and Actions to the extent they relate to an Acquired Publication or the operations of an Acquired Publication, (D) any liabilities and obligations related to, associated with or arising out of (i) the occupancy, operation, use or control of any Owned Real Property or Leased Real Property and (ii) the operation of the Acquired Publications, in each case incurred or imposed by any Environmental Law (including any release of any Hazardous Material on, at or from (1) any Owned Real Property or Leased Real Property, including all facilities, improvements, structures and equipment thereon, surface water thereon or adjacent thereto and soil or groundwater thereunder, or any condition whatsoever on, under or in the vicinity of such real property and (2) any real property or facility owned by a third Person to which Hazardous Materials generated by any Acquired Publication were sent prior to the Closing Date), (E) the obligations of the Acquired Companies attributable to any period after the Closing that relate to an Acquired Publication or the operation of an Acquired Publication, (F) without limitation or expansion by the other provisions in this
Section 1.1(46) or by the provisions of Section 1.1(48), all Liabilities in respect of Taxes for which the Purchaser is liable pursuant to Section 6.13 and
(G) all Liabilities in respect of the scholarship program for carriers of the Acquired Companies referred to in Schedule 4.13 (it being understood that the Purchaser shall have no obligation to continue such program after the Closing except to the extent required by Law or Contract), excluding, however (1) any Liabilities of HEC or any Subsidiary thereof, (2) any Liabilities not related to an Acquired Publication or the operation of an Acquired Company, (3) any Funded Debt, (4) any Liability arising under any Contracts or Licenses to the extent they do not relate to an Acquired Publication or the operation of an Acquired Publication, (5) any Liability arising under any Contracts or Licenses required by this Agreement to be terminated at or prior to Closing, (6) any Liability arising under any Benefit Plans of the Acquired Companies (including (i) any claim arising under any Benefit Plan in connection with termination of any Employee before, upon or after Closing, (ii) termination of any Benefit Plan,
(iii) termination of any Employee's participation in any Benefit Plan or (iv) withdrawal of any Acquired Company from any Benefit Plan) other than liabilities thereunder included in the final Statement of Closing Working Capital, (7) all bonuses, payments or other benefits payable pursuant to any Benefit Plan or otherwise for Employees, former Employees or directors of any Acquired Company or any independent contractors of any Acquired Company conditioned upon or payable in connection with or as a result of the transactions that occur upon and by reason of the Closing, under any agreement, or calculated with reference to the financial terms, of the transactions contemplated by this Agreement and
(8) any Liability required under GAAP to be reflected on a balance sheet as a long-term liability (other than any Liability described in clauses (A) through (G) above). The inclusion of a Liability as an HPI Assumed Liability shall not limit the Purchaser's right to indemnification under Section 8.1(a) for any Loss incurred due to the inaccuracy of a representation or breach of a warranty made in Article 4 hereof.

         (47) "HPI Common Stock" has the meaning specified in Section 4.3(a).

         (48) "HPI Excluded Liabilities" means all Liabilities of the Acquired Companies as of the Closing, other than the HPI Assumed Liabilities, including
(A) any Liabilities of HEC or any Subsidiary thereof, (B) any Liabilities not related to an Acquired Publication or the operation of an Acquired Company, (C) any Funded Debt, (D) any Liability arising under any Contracts or Licenses to the extent they do not relate to an Acquired Publication or the operation of an Acquired Publication, (E) any Liability arising under any Contracts or Licenses required by this Agreement to be terminated at or prior to Closing, (F) any Liability arising under any Benefit Plans of the Acquired Companies (including
(i) any claim arising under any Benefit Plan in connection with termination of any Employee before, upon or, in the case of any Benefit Plan that is not a Sioux City Benefit Plan, after Closing, (ii) termination of any Benefit Plan other than a Sioux City Benefit Plan, (iii) termination of any Employee's participation in any Benefit Plan (except terminations from Sioux City Benefit Plans after the Closing) or (iv) withdrawal of any Acquired Company from any Benefit Plan that is not a Sioux City Benefit Plan, other than Liabilities thereunder included in the final Statement of Closing Working Capital, (G) all bonuses, payments or other benefits payable pursuant to any Benefit Plan or otherwise for Employees, former Employees or directors of any Acquired Company or any independent contractors of any Acquired Company conditioned upon or payable in connection with or as a result of the transactions that occur upon and by reason of the Closing, under any agreement, or calculated with reference to the financial terms, of the transactions contemplated by this Agreement and
(H) without limitation or expansion by the provisions of Section 1.1(46) or the other provisions in this Section 1.1(48), all Liabilities in respect of Taxes for which the HPI Indemnitors are liable pursuant to Section 6.13.

         (49) "HPI Indemnifying Stockholders" means Robert S. Howard, David B. Howard, Thomas W. Howard, William E. Howard and Andrea H. Palmer.

         (50) "HPI Indemnitors" means, with respect to any indemnification pursuant to Section 8.1(a), the HPI Indemnifying Stockholders and, with respect to any indemnification pursuant to Section 8.1(b) or (c), HEC and the HPI Indemnifying Stockholders, in each case in accordance with Section 8.5(g).

         (51) "HPI Lease" means the office lease between Safety Syringes Inc. and HPI substantially in the form of Exhibit A attached hereto.

         (52) "HPI Redemption" has the meaning specified in Section 2.1(b).

         (53) "HPI Stock Certificates" has the meaning specified in Section 3.2(b).

         (54) "HPI Stockholder" or "HPI Stockholders" has the meaning specified in the first paragraph of this Agreement.

         (55) "HPI Stockholder Documents" means, collectively, the (i) HPI Stock Certificates, and (ii) any other document executed and delivered at the Closing pursuant to this Agreement by or on behalf of HPI Stockholders or any of the Acquired Companies.

         (56) "HPI Stockholders Representative" means Robert S. Howard until such time as he is unwilling or unable to serve as representative of the HPI Stockholders, after which time it shall mean William E. Howard, and any successor to either of the foregoing designated in accordance with the provisions of Section 10.2.

         (57) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

         (58) "Income Tax" means any federal or state income, franchise, business profits or other similar Tax, any estimated Tax related thereto, any interest and penalties (civil or criminal) thereon or additions thereto.

         (59) "Indemnitor" has the meaning specified in Section 8.3(a).

         (60) "Independent Accountant" has the meaning specified in Section 2.2(b)(iii).

         (61) "Intellectual Property" means any (i) United States and foreign patents, patent applications, patent disclosures and improvements thereto, (ii) United States, state or foreign trademarks, service marks, trade dress, logos, trade names and corporate names, the goodwill associated therewith, and the registrations and applications for registration thereof, (iii) United States and foreign copyrights, and the registrations and applications for registration thereof, and (iv) domain names.

         (62) "Interest Rate" has the meaning specified in Section 2.2(b)(ii).

         (63)  "Interim  Financial  Statements"  has the  meaning  specified  in
Section 4.12.

         (64) "Knowledge of" means the actual knowledge of (i) with respect to each Acquired Company: Robert S. Howard, William E. Howard, Richard D. Newell, Lawrence Maas and each publisher of an Acquired Publication (other than the Sioux City Journal); and (ii) with respect to the Purchaser: Mary E. Junck, Gregory P. Schermer, Carl G. Schmidt, Vito P. Kuraitis and Michael E. Phelps.

         (65) "Law" means any federal, state, county, provincial, local or foreign statute, law, ordinance, regulation, rule, code or rule of common law.

         (66) "Leased Assets" has the meaning specified in Section 4.5(a).

         (67)  "Leased  Real  Property"  has the  meaning  specified  in Section
4.5(a).

         (68) "Lee" has the meaning specified in the first paragraph of this Agreement.

         (69) "Liability" means any direct or indirect debt, obligation or liability of any kind or nature, whether accrued or fixed, absolute or contingent, determined or determinable, matured or unmatured, and whether due or to become due, asserted or unasserted, or known or unknown, and regardless of whether required by GAAP to be reflected in a balance sheet or disclosed in the related notes.

         (70) "License" means any franchise, approval, permit, order, authorization, consent, license, registration or filing, certificate, variance and any other similar right obtained from or filed with any Governmental Authority.

         (71) "Lien" means any adverse claim, restriction on voting or transfer or pledge, lien, charge or Encumbrance.

         (72) "Loss" or "Losses" means any claims, demands, Liabilities, losses, damages, deficiencies, assessments, judgments, Remedial Actions and costs or expenses (including reasonable attorneys', consultants' and experts' fees and expenses but excluding punitive and consequential damages and lost profits other than punitive and consequential damages and lost profits paid or payable in connection with a third Person Action).

         (73) "Material Adverse Effect" means any change or effect that results in or gives rise to a materially adverse effect on the assets, properties, operations, business, financial condition or results of operations of any of the Acquired Companies, except for any such change or effect arising directly or indirectly from (i) this Agreement or the transactions contemplated by this Agreement, (ii) the announcement or other disclosure of this Agreement or the transactions contemplated by this Agreement, (iii) any changes in conditions generally applicable to the newspaper industry, or (iv) any changes in the financial markets or general United States or global economic conditions.

         (74) "Material Contract" or "Material Contracts" has the meaning specified in Section 4.7(a).

         (75) "Multiemployer Plan" has the meaning specified in Section 4.10(a).

         (76) "Ordinary Course of Business" when referring to an action taken by a Person shall mean such action is consistent with the past practices of such Person and is taken in the ordinary course of the operations of such Person.

         (77) "Other Cash Equivalent" means a current asset of the type classified as a "cash equivalent" in the preparation of the Audited Financial Statements other than cash and U.S. Treasury securities.

         (78) "Owned Real Property" has the meaning specified in Section 4.5(a).

         (79) "Permitted Encumbrances" means (i) Encumbrances of landlords and Encumbrances of mechanics, materialmen, repairmen, warehousemen and carriers arising in the Ordinary Course of Business securing amounts not in default, (ii) Encumbrances for Taxes and other Liabilities not yet due and payable, and for Taxes and other Liabilities being contested in good faith, (iii) Encumbrances securing liabilities shown on the Financial Statements and (iv) Encumbrances on property and imperfections of title the existence of which do not, and would not reasonably be expected as of the date hereof to, materially detract from the value of, interfere with, the use and enjoyment of the property subject thereto or affected thereby.

         (80) "Person" means any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

         (81)  "Potential  Contributor"  has the  meaning  specified  in Section
8.3(g).

         (82) "Proprietary Rights" means (i) Intellectual Property, (ii) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, software, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information), (iii) copies and tangible embodiments thereof (in whatever form or medium), (iv) licenses granting any rights with respect to any of the foregoing, and (v) paid subscriber lists, commercial advertiser lists, distributor lists, carrier lists, route representative lists, single copy dealer lists, transient or private party advertiser lists and commercial printing customer lists.

         (83) "Purchased HPI Stock" has the meaning specified in Section 2.1(a).

         (84) "Purchased HPI Stock  Certificates"  has the meaning  specified in
Section 3.2(a)(i).

         (85) "Purchaser" has the meaning specified in the first paragraph of this Agreement.

         (86)  "Purchaser's  Benefit  Programs"  has the  meaning  specified  in
Section 6.9(b).

         (87) "Purchaser Documents" means, collectively, the documents executed and delivered at the Closing pursuant to this Agreement by or on behalf of the Purchaser.

         (88) "Redeemed HPI Stock" has the meaning specified in Section 2.1(b).

         (89)  "Redeemed HPI Stock  Certificates"  has the meaning  specified in
Section 3.2(b).

         (90) "Remedial Action" means actions required to (1) investigate, clean up, remove, treat or in any other way address Hazardous Material in the environment; (2) prevent the release or threat of release or minimize the further release of Hazardous Material; or (3) perform pre-remedial studies and investigations and post remedial care, all as required by Environmental Law.

         (91) "Schedules" has the meaning specified in Section 6.11.

         (92) "Securities Act" means the Securities Act of 1933, as amended, any successor statute thereto, and the rules and regulations promulgated thereunder.

         (93)  "Short  Term  Agreement"  has the  meaning  specified  in Section
4.7(a).

         (94) "Sioux City" has the meaning specified in the second recital of this Agreement.

         (95) "Sioux City Benefit Plans" has the meaning specified in Section 6.9(a).

         (96) "Software" has the meaning specified in Section 4.6(c).

         (97) "Statement of Closing Working Capital" has the meaning specified in Section 2.2(b)(i).

         (98) "Stock Purchase" has the meaning specified in Section 2.1(a).

         (99) "Stock Purchase Notice of Disagreement" has the meaning specified in Section 2.2(b)(iii).

         (100)  "Stock  Purchase  Price" has the  meaning  specified  in Section
2.2(a).

         (101) "Straddle Period" means any taxable year or period beginning on or before, and ending after, the Closing Date.

         (102) "Subsidiary" means, unless otherwise indicated with respect to a Person, any other Person in which such Person has a direct or indirect equity interest or other ownership interest in excess of fifty percent (50%).

         (103) "Survival Period" has the meaning specified in Section 8.6.

         (104) "Tax" means any federal, state, county, provincial, local or foreign income, gross receipts, sales, use, ad valorem, employment, severance, transfer, gains, profits, excise, franchise, property, capital stock, premium, minimum and alternative minimum or other similar taxes, fees, levies, duties, assessments or charges of any kind or nature whatsoever imposed by any Governmental Authority (whether payable directly or by withholding), together with any interest, penalties (civil or criminal), additions to, or additional amounts imposed by, any Governmental Authority with respect thereto, and any expenses incurred in connection with the determination, settlement or litigation of any Liability therefor.

         (105) "Tax Package" has the meaning specified in Section 6.13(e).

         (106) "Tax Return" means a report, return or other information (including attachment schedules) required to be supplied to a Governmental Authority with respect to any Tax including any information return, claim for refund, amended return or declaration of estimated Tax.

         (107) "Taxable Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         (108) "Termination Date" has the meaning specified in Section 9.1(b).

         1.2. Certain Additional Definitions. Other terms are defined elsewhere in this Agreement and, for purposes of this Agreement, shall have the respective meanings ascribed thereto in the respective sections of this Agreement unless the context requires otherwise.

                                   ARTICLE 2

                                PURCHASE AND SALE

                  2.1. The Stock Purchase and HPI Redemption.

         (a) The Stock Purchase. Upon the terms and subject to the conditions set forth herein, at the Closing the HPI Stockholders shall transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase from each HPI Stockholder, certain shares of HPI Common Stock as determined in accordance with
Section 2.1(c) (the "Purchased HPI Stock") owned by such HPI Stockholders (the "Stock Purchase").

         (b) The HPI Redemption. Upon the terms and subject to the conditions set forth herein, contemporaneously with (and as part of the same overall plan that includes) the closing of the Stock Purchase, HPI shall redeem from the HPI Stockholders the issued and outstanding shares of capital stock of HPI owned by them but not acquired by the Purchaser in the Stock Purchase as determined in accordance with Section 2.1(c) (the "Redeemed HPI Stock"), in consideration for the delivery by HPI of all of the then issued and outstanding shares of HEC, which such HPI Stockholders agree to accept in exchange for the capital stock of HPI so redeemed (the "HPI Redemption").

         (c) (i) Schedule I hereto sets forth, as of the date hereof, the name, address and social security or employer identification number of each record or beneficial owner of HPI Common Stock, as specified in Section 4.2(d). At the Closing, the HPI Stockholders shall deliver to the Purchaser and HPI a Schedule III to be attached hereto showing, with respect to each class of HPI Common Stock held by each HPI Stockholder listed on Schedule I, the portion of such HPI Stockholder's HPI Common Stock which constitutes Purchased HPI Stock and the portion of such HPI Stockholder's HPI Common Stock which constitutes Redeemed HPI Stock, determined in accordance with Section 2.1(c)(ii) below.

              (ii) The portion of a class of a HPI Stockholder's HPI Common Stock designated as Purchased HPI Stock shall equal a fraction, the numerator of which is the sum of the Cash Payment plus the Escrow Amount deposited with the Escrow Agent at Closing pursuant to Section 2.3, and the denominator of which is such amount plus the HEC Agreed Value. The portion of a class of a HPI Stockholder's HPI Common Stock designated as Redeemed HPI Stock shall equal the portion of such class which is not Purchased HPI Stock.

              (iii) Such Schedule III shall also set forth the capitalization of HEC as of the time immediately prior to the HPI Redemption as well as, for each HPI Stockholder: (i) the number of shares of HEC capital stock (by class, if relevant) to be delivered to such HPI Stockholder in the HPI Redemption, and (ii) the Redeemed HPI Stock (by class, if relevant) to be delivered by such HPI Stockholder to HPI in exchange for such HEC capital stock.

         2.2. Consideration for HPI Common Stock.

         (a) Consideration. The purchase price for the HPI Common Stock acquired by the Purchaser pursuant to Section 2.1(a) (the "Stock Purchase Price") shall be:

              (i)   $699,000,000;   plus,   amounts   distributed   to  the  HPI
         Stockholders pursuant to the Escrow Agreement; plus,

              (ii) in the event Cash Equivalents exceeds the Cash Amount, the amount of such excess; minus,

              (iii) in the event the Cash Amount exceeds Cash Equivalents, the amount of such excess; minus,

              (iv) in the event $7,544,405 exceeds the amount disbursed on the Capital Program between October 31, 2001 and the Closing Date, the amount of such excess (the "Excess Capital Expenditure Amount"); plus,

              (v) any amount payable by the Purchaser to the HPI Stockholders pursuant to Section 2.2(b)(ii); minus,

              (vi)  any  amount  payable  by the HPI  Stockholders  pursuant  to
         Section 2.2(b)(ii).

         (b) Closing Working Capital.

              (i) As promptly as  practicable,  but in any event  within  ninety
         (90) calendar days following the Closing, the Purchaser shall cause to be prepared and delivered to the HPI Stockholders a further determination and statement (the "Statement of Closing Working Capital") setting forth the Closing Working Capital of HPI. The Statement of Closing Working Capital shall include line items substantially consistent with those in the consolidated balance sheet included in the Audited Financial Statements.

              (ii) Within thirty (30) calendar days following delivery of the Statement of Closing Working Capital pursuant to Section 2.2(b)(i) hereof or, if applicable, such later date determined in accordance with
         Section 2.2(b)(iii), (1) the HPI Stockholders shall pay to the Purchaser the amount, if any, by which the Closing Working Capital of HPI shown on the Statement of Closing Working Capital of the Acquired Companies is less than the Benchmark Date Working Capital of HPI, or
         (2) the Purchaser shall pay to the HPI Stockholders the amount, if any, by which the Closing Working Capital of HPI shown on the Statement of Closing Working Capital is more than the Benchmark Date Working Capital of HPI. Any and all payments made pursuant to this Section 2.2(b)(ii) shall bear interest at the three (3) month London Inter-Bank Offered Rate published in the Wall Street Journal on the Closing Date (the "Interest Rate") for the period commencing on the Closing Date and to but not including the date of payment, and shall be made by wire transfer of immediately available funds to an account designated in writing by the party to receive such payment.

              (iii) If the HPI Stockholders Representative disagrees in good faith with the Statement of Closing Working Capital, then the HPI Stockholders Representative shall notify the Purchaser in writing (the "Stock Purchase Notice of Disagreement") of such disagreement within thirty (30) calendar days following delivery of the Statement of Closing Working Capital. The Stock Purchase Notice of Disagreement shall set forth in reasonable detail the basis for the disagreement described therein. Thereafter, the HPI Stockholders Representative and the Purchaser shall attempt in good faith to resolve and finally determine the amount of the Closing Working Capital of HPI, which amount shall not be less than the amount thereof shown in the HPI Stockholders Representative's calculations contained in the Stock Purchase Notice of Disagreement nor more than the amount thereof shown in the Purchaser's calculations contained in the Statement of Closing Working Capital. If the HPI Stockholders Representative and the Purchaser are unable to resolve the disagreement within thirty (30) calendar days following delivery of the Stock Purchase Notice of
         Disagreement, then the HPI Stockholders Representative and the Purchaser shall retain the services of Ernst & Young LLP (the "Independent Accountant") to resolve the disagreement and make a determination with respect thereto. Such determination will be made, and written notice thereof given to the HPI Stockholders and the Purchaser, within thirty (30) calendar days after such selection. The determination by the Independent Accountant shall be final, binding and conclusive upon the HPI Stockholders and the Purchaser. The scope of the Independent Accountant's engagement (which will not be an audit) shall be limited to the resolution of the disputed items described in the Stock Purchase Notice of Disagreement, and the recalculation, if any, of the Statement of Closing Working Capital of HPI in light of such resolution. If an Independent Accountant is engaged pursuant to this Section 2.2(b)(iii), the fees and expenses of the Independent Accountant shall be borne (i) by the Purchaser if the difference between the Closing Working Capital of HPI and the Purchaser's calculation of Closing Working Capital of HPI contained in the Statement of Closing Working Capital is greater than the difference between the Closing Working Capital of HPI and the HPI Stockholders Representative's calculation of Closing Working Capital of HPI contained in the Stock Purchase Notice of Disagreement, (ii) by the HPI Stockholders if the first such difference is less than the second such difference, and (iii) otherwise equally by the Purchaser and the HPI Stockholders. Within ten (10) calendar days after delivery of a notice of determination by the Independent Accountant as described above, any payment required by Section 2.7(b)(ii) hereof shall be paid based upon such determination, together with interest at the Interest Rate for the period commencing on the Closing Date and to but not including the date of payment.

              (iv) Any payment to be made to or by the HPI Stockholders pursuant to this Section 2.2(b) shall be allocated among the HPI Stockholders pro rata based on their ownership as of the Closing of shares of HPI Common Stock.

         2.3. Escrow. At the Closing, in addition to delivering or causing to be delivered to the HPI Stockholders the Cash Payment pursuant to Section 3.3, the Purchaser shall deposit $50,000,000 (the "Escrow Amount") with a commercial bank mutually agreeable to the Purchaser and the HPI Stockholders Representative (the "Escrow Agent") pursuant to an escrow agreement, substantially in the form of Exhibit B attached hereto and by reference made a part hereof (the "Escrow Agreement"), which may be used solely to satisfy amounts payable by the HPI Indemnifying Stockholders to the Purchaser pursuant to Article 8 hereof. The parties hereto acknowledge and agree that if the HPI Indemnifying Stockholders are obligated to make any payment pursuant to Section 8.1 hereof at such time as any portion of the Escrow Amount is then held by the Escrow Agent and otherwise available for such payment, the Purchaser shall (in the case of Section 8.1(a)) or may (in the case of Section 8.1(b) or (c)), prior to seeking satisfaction directly from any HPI Indemnifying Stockholder, seek to satisfy such payment out of the Escrow Amount until no further amount is available from the Escrow Amount to satisfy such obligation pursuant to the terms of the Escrow Agreement, it being understood that, to the extent any other provision of this Agreement provides that the Escrow Amount is the exclusive source of payment for any obligation, neither this sentence nor any other provision of this Agreement shall give rise to any further recourse against the HPI Stockholders for payment thereof.

         2.4. Cash Amount and Capital Expenditure Adjustment. Within five (5) calendar days following the Closing Date, the Purchaser and the HPI Stockholders Representative shall mutually agree upon the Cash Amount, the Cash Equivalents and the Excess Capital Expenditure Amount. Within ten (10) calendar days following the Closing Date, (1) the HPI Stockholders shall pay to the Purchaser the amount, if any, by which the Cash Equivalents is less than the sum of (a) the Cash Amount and (b) the Excess Capital Expenditure Amount, or (2) the Purchaser shall pay to the HPI Stockholders the amount, if any, by which the Cash Equivalents is more than the sum of (a) the Cash Amount and (b) the Excess Capital Expenditure Amount. Any and all payments made pursuant to this Section
2.4 shall bear interest at the Interest Rate for the period commencing on the Closing Date and to but not including the date of payment, and shall be made by wire transfer of immediately available funds to an account designated in writing by the party to receive such payment. Any payment to be made to or by the HPI Stockholders pursuant to this Section 2.4 shall be allocated among the HPI Stockholders pro rata based on their ownership as of the Closing of shares of HPI Common Stock.

         2.5. Further Assurances. At and after the Closing, subject to the terms and conditions herein provided, each of the Purchaser, HEC and the HPI Stockholders covenants and agrees to use reasonable efforts to take, or cause to be taken, all action, or do, or cause to be done, all things, necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement.

                                    ARTICLE 3

                                   THE CLOSING

         3.1. The Closing. The consummation of the transactions contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 a.m., Central Standard Time ("CST"), on March 31, 2002 or, if on such date all conditions set forth in Article 7 and have not been satisfied or waived, then on such later date as all the conditions set forth in Article 7 have been satisfied or waived (the "Closing Date"), at the offices of Betts, Patterson & Mines, P.S., One Convention Place, Suite 1400, 701 Pike Street, Seattle, Washington, unless another time, date or place is mutually agreed upon in writing by the HPI Stockholders and the Purchaser.

         3.2. Closing Deliveries of the HPI Stockholders. At the Closing, the HPI Stockholders shall deliver, or cause to be delivered, to the Purchaser (or, to the extent so indicated, HPI) the following instruments, certificates and other documents, dated as of the Closing Date (except as otherwise provided below), in order to effect the transfer of the Purchased HPI Stock specified in
Schedule III to the Purchaser pursuant to Section 2.1(a) hereof and the transfer of the Redeemed HPI Stock specified in Schedule III to HPI pursuant to Section 2.1(b) hereof:

         (a) The Stock Purchase. (i) stock certificates representing the issued and outstanding shares of HPI specified as Purchased HPI Stock in Schedule III duly endorsed or accompanied by duly executed stock powers in blank (the "Purchased HPI Stock Certificates");

              (ii) stock certificates representing all of the issued and outstanding shares of each of the other Acquired Companies other than Sioux City and, as to Sioux City, HPI's Class A and Class B shares in Sioux City;

              (iii) the Escrow Agreement duly executed by the HPI Stockholders and the HPI Lease duly executed by Safety Syringes Inc.;

              (iv) resignations of all directors and officers of the Acquired Companies other than Sioux City and, as to Sioux City, HPI's directors and officers thereof, shall have been delivered to the Purchaser, effective upon the Closing;

              (v) the stock book, stock ledger, and minute book of each of the Acquired Companies other than Sioux City;

              (vi) short-form certificates of good standing with respect to each Acquired Company issued as of a recent date by the Secretary of State of its incorporation and for each state in which an Acquired Company is qualified to do business as a foreign corporation; and

              (vii) all other documents, instruments and certificates required to be delivered by the HPI Stockholders pursuant to this Agreement or reasonably requested by the Purchaser.

         (b) The HPI Redemption. The HPI Stockholders shall deliver, or cause to be delivered, to HPI in connection with the HPI Redemption stock certificates representing the issued and outstanding shares of HPI specified as Redeemed HPI Stock in Schedule III, duly endorsed or accompanied by duly executed stock powers in blank (the "Redeemed HPI Stock Certificates" and, together with the Purchased HPI Stock Certificates, the "HPI Stock Certificates").

         (c) Closing Certificates.

              (i) an officer's certificate of HPI and HEC in a form reasonably acceptable to the parties;

              (ii) a secretary's certificate of HPI and HEC in a form reasonably acceptable to the parties; and

              (iii) a certificate of each HPI Stockholder in form reasonably acceptable to the Purchaser, stating under penalty of perjury the United States taxpayer identification number of the party in question and that such person is not a foreign person, which complies with the requirements of Section 1445 of the Internal Revenue Code.

         (d) Legal Opinions. Legal opinions of Sidley Austin Brown & Wood and Betts, Patterson & Mines, P.S., outside counsel for the Acquired Companies, substantially in the form attached hereto as Exhibit C.

         3.3. Closing Deliveries of the Purchaser. At the Closing, the Purchaser shall deliver, or cause to be delivered, to the HPI Stockholders the following instruments, certificates and other documents, dated as of the Closing Date (except as otherwise provided below), in order to pay for the HPI Common Stock.

         (a) (i) Cash Payment. An amount in cash equal to the Cash Payment, payable by wire transfer of immediately available funds on the Closing Date to an account designated in writing by the HPI Stockholders Representative at least two (2) Business Days prior to the Closing Date, and for the benefit of each of the HPI Stockholders in the respective amount shown on Schedule 3.3;

              (ii) the Escrow Agreement, duly executed by the Purchaser, and the HPI Lease, duly executed by HPI;

              (iii) evidence that the Purchaser has deposited the Escrow Amount pursuant to the Escrow Agreement; and

              (iv) all other documents, instruments or certificates required to be delivered by the Purchaser pursuant to this Agreement or reasonably requested by the HPI Stockholders.

         (b) Closing Certificates.

              (i) an officer's certificate of the Purchaser in a form reasonably acceptable to the parties; and

              (ii) a secretary's certificate of the Purchaser in a form reasonably acceptable to the parties.

         (c) Legal Opinion. A legal opinion of Lane & Waterman, outside counsel for the Purchaser, substantially in the form attached hereto as Exhibit D.

         3.4. Closing Deliveries of HPI. At the Closing, HPI shall deliver, or cause to be delivered, to the HPI Stockholders the following instruments, certificates and other documents, dated as of the Closing Date (except as otherwise provided below), in connection with the HPI Redemption.

         (a) stock certificates representing all of the issued and outstanding shares of HEC, as specified in Schedule III; and

         (b) all other documents or instruments reasonably requested by the HPI Stockholders.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES OF

                        THE HPI INDEMNIFYING STOCKHOLDERS

         The HPI Indemnifying Stockholders jointly and severally represent and warrant to the Purchaser as follows:

         4.1. Organization. HEC and each Acquired Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of such company's incorporation, and has all requisite corporate power and authority to own, operate or lease the assets and properties now owned, operated or leased by it, and to conduct its operation as presently conducted by such company. Each Acquired Company is duly authorized, qualified or licensed to do business as a foreign corporation, and is in good standing, under the Laws of each state or other jurisdiction in which the character of such company's properties owned, operated or leased, or the nature of such company's activities, makes such qualification necessary, except in those states and jurisdictions where the failure to be so qualified or in good standing would not reasonably be expected, as of the date hereof, to have a Material Adverse Effect. Corporate minutes of each Acquired Company for the five years ended on the date hereof and the stock records of each Acquired Company (other than Sioux
City) have been delivered to the Purchaser. Complete and accurate records with respect to the issuance, transfer, redemption and cancellation of shares of capital stock of each Acquired Company are contained in each Acquired Company's stock records.

         4.2. Authority and No Violation; Ownership.

         (a) The HPI Stockholders have all requisite power, authority and legal capacity to enter into this Agreement and the HPI Stockholders Documents, to perform their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly, and at the Closing the HPI Stockholder Documents will be, executed and delivered by, or on behalf of, the HPI Stockholders and, assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement constitutes, and at the Closing the HPI Stockholder Documents will constitute, a legally valid and binding obligation of the HPI Stockholders, enforceable against the HPI Stockholders in accordance with their respective terms, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and (ii) the effect of rules of Law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) HPI and HEC have all requisite corporate power and authority to enter into this Agreement, to perform such company's obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by HPI and HEC of this Agreement, the performance by HPI and HEC of their obligations hereunder, and the consummation by HPI and HEC of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of HPI and HEC. This Agreement has been duly executed and delivered by HPI and HEC and, assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement constitutes a legally valid and binding obligation of HPI and HEC, enforceable against HPI and HEC in accordance with its terms, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and
(ii) the effect of rules of Law and general principles of equity, including rules of Law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) Assuming that all consents, waivers, approvals, orders and authorizations set forth in Schedule 4.4 hereto have been obtained and all registrations, qualifications, designations, declarations or filings with any Governmental Authorities set forth in Schedule 4.4 hereto have been made, and except as set forth in Schedule 4.2 hereto, the execution and delivery by HPI, HEC and the HPI Stockholders of this Agreement and the HPI Stockholder Documents, the performance by HPI, HEC and the HPI Stockholders of their respective obligations hereunder or thereunder, and the consummation by each party of the transactions contemplated hereby, will not conflict with or violate in any material respect, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, give rise to any right of termination, amendment, modification, acceleration or cancellation of any material obligation or loss of any material benefit under, result in the creation of any material Encumbrance on any assets or properties of such company, or require such company to obtain any consent, waiver or approval of, make any filing with, or give any notice to any Person as a result or under, the terms and provisions of (i) the respective charter or the respective bylaws of such company, (ii) any Contract to which such Person is a party or by which any of the assets of such Person is bound, or (iii) any Law applicable to such Person or assets of such Person, or any Governmental Order issued by a Governmental Authority by which such Person or any of the assets of such Person is in any way bound or obligated, except, in the case of clauses
(ii) and (iii) of this Section 4.2, as would not, in any individual case, have a Material Adverse Effect.

         (d) Except as set forth in Schedule 4.2, each HPI Stockholder is the record and beneficial owner of the HPI Common Stock indicated as being owned by such on Schedule I hereto, free and clear of any and all Liens (other than limitations on voting rights on the Class A shares of HPI Common Stock).
Schedule I hereto sets forth, as of the date hereof, the name, address and social security or employer identification number of each record or beneficial owner of HPI Common Stock. Each HPI Stockholder has the power and authority to sell, transfer, assign and deliver such shares of HPI Common Stock as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such shares, free and clear of any and all Liens (other than limitations on voting rights on the Class A shares of HPI Common Stock).

         4.3. Capitalization, Subsidiaries and Charter. The authorized capital stock of HPI consists of four hundred seventy-five thousand shares (475,000) shares of Class A common stock with a par value of $10.00 per share and twenty-five thousand (25,000) shares of Class B common stock with a par value of $10.00 per share (collectively, the "HPI Common Stock"). There are three hundred seventy-five thousand (375,000) Class A shares of HPI Common Stock issued and outstanding and twenty-five thousand (25,000) Class B shares of HPI Common Stock issued and outstanding. One hundred ninety-two thousand, two hundred sixty-seven (192,267) Class A shares of HPI Common Stock and four thousand seven hundred fifty (4,750) Class B shares of HPI Common Stock are held by HPI in its treasury. All of the issued and outstanding shares of HPI Common Stock are validly issued, fully paid and nonassessable. There are no securities of HPI outstanding which are convertible into or exchangeable or exercisable for any shares of HPI Common Stock, there are not now, nor at the Closing will there be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating HPI to issue, sell or transfer any additional shares of HPI Common Stock or any securities convertible into or evidencing the right to subscribe for any shares of HPI Common Stock except as set forth in Schedule 4.3.

         (a) Schedule 4.3 hereto sets forth the name, date and jurisdiction of incorporation, and the outstanding shares of capital stock of each Acquired Company other than HPI, and each Subsidiary thereof (other than HEC and its Subsidiaries). Each Subsidiary listed on Schedule 4.3 hereto is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted. Each Subsidiary listed on
Schedule 4.3 hereto is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, in any individual case, reasonably be expected as of the date hereof to have a Material Adverse Effect. All of the issued and outstanding shares of such company are validly issued, fully paid and nonassessable. All shares of each Acquired Company other than HPI, and each Subsidiary thereof (other than HEC and its Subsidiaries) are owned beneficially and of record by the corporation specified as the owner in Schedule 4.3 hereto, free and clear of all Liens, except for Encumbrances for Taxes not yet due and payable or being contested in good faith and the shares of Sioux City not owned by HPI. There are no securities of any company listed in Schedule 4.3 hereto presently outstanding, nor at the Closing will there be, which are convertible into or exchangeable or exercisable for any shares of such company, and there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating such company to issue, sell or transfer any additional shares or any securities convertible into or evidencing the right to subscribe for any shares of such company.

         (b) Except as set forth in Schedule 4.3 hereto, neither HPI nor any other Acquired Company has any Subsidiaries (other than HEC and its direct and indirect Subsidiaries), and, except for HEC and its direct and indirect Subsidiaries, does not own any direct or indirect equity or debt interest in any other Person, including any interest in a corporation, partnership or joint venture, and is not obligated or committed to acquire any such interest, in any case in which the Subsidiary, interest or other Person relates primarily to HPI or the Acquired Companies.

         (c) HPI and each company listed on Schedule 4.3 hereto has heretofore delivered to the Purchaser true and complete copies of its respective charter documents and by-laws or comparable instruments of such company as in effect on the date hereof.

         (d) As of the date hereof, the authorized capital stock of HEC consists of four hundred seventy-five thousand (475,000) shares of Class A common stock and twenty-five thousand (25,000) shares of Class B common stock. As of the date hereof, there are one hundred eighty-two thousand, seven hundred thirty-three (182,733) shares of Class A common stock and twenty thousand, two hundred fifty (20,250) shares of Class B common stock issued and outstanding. All of the issued and outstanding shares of HEC common stock are validly issued, fully paid and nonassessable. HPI is the legal and beneficial owner of record of all the HEC common stock outstanding, free and clear of all Liens, other than Liens for Taxes not yet due and payable or being contested in good faith. There are no securities of HEC outstanding which are convertible into or exchangeable or exercisable for any shares of HEC common stock and, except as may exist in connection with the recapitalization of HEC in anticipation of the HPI Redemption, there are not now, nor at the Closing will there be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character obligating HEC to issue, sell or transfer any additional shares of HEC common stock or any securities convertible into or evidencing the right to subscribe for any shares of HEC common stock.

         4.4. Government Consents. No material consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of HPI or HEC in connection with the execution and delivery by such companies of this Agreement or the HPI Stockholder Documents, the performance by the HPI Stockholders, HPI and HEC of their respective obligations hereunder or thereunder, or the consummation by the HPI Stockholders, HPI and HEC of the transactions contemplated hereby or thereby, including the sale and transfer of the HPI Common Stock to the Purchaser or connection with the HPI Redemption, except as set forth in Schedule 4.4 hereto.

         4.5. Tangible Property.

         (a) Schedule 4.5(a) hereto contains a true, correct and complete list of the following to the extent owned, used or held for use by any Acquired Company in the operation of each Acquired Company, as the case may be: (i) each parcel of real property owned, as of the date hereof, by such company (as designated on Schedule 4.5(a), the "Owned Real Property"), (ii) each parcel of real property leased from or to a third party, as of the date hereof, by such company (as designated on Schedule 4.5(a), the "Leased Real Property"), the name of the third party lessor(s) or lessee(s) thereof, as the case may be, the date of the lease contract relating thereto and all amendments thereof, and (iii) a list of all material fixed assets owned by such company (other than Sioux City) as of the date set forth therein (excluding therefrom such fixed assets with an original cost of less than $10,000 or which have been fully depreciated). Except as set forth in Schedule 4.5(a) hereto, each Acquired Company does not own, or have a contractual obligation to purchase or otherwise acquire any material interest in, any parcel of real property which would be used or held for use primarily in the operation of the Acquired Company. All of the tangible assets and properties used by the Acquired Companies pursuant to a lease or license to which an Acquired Company is a party (other than the Leased Real Property) shall be referred to herein, collectively, as "Leased Assets."

         (b) Except as set forth in Schedule 4.5(a) hereto, each Acquired Company has insurable (at ordinary rates) fee simple title to all of their respective Owned Real Property and to all of the related buildings, structures and other improvements thereon. As of the Closing Date, the Owned Real Property shall be free and clear of all Liens except for Permitted Encumbrances.

         (c) Except as set forth in Schedule 4.5(a) hereto, each Acquired Company has the right to quiet enjoyment of all the Leased Real Property for the full term of each such lease. All public utilities, including water, sewer, gas, electric, telephone and drainage facilities, give adequate service to the Owned Real Property and Leased Real Property, and the Owned Real Property and Leased Real Property have access to and from publicly dedicated streets. Except as otherwise provided in this Agreement, the Purchaser acknowledges and agrees that the Purchaser shall accept the Owned Real Property and Leased Real Property "as is, where is, with all faults," and without any express or implied warranties, guaranties, statements, representations or information pertaining to the Owned Real Property or Leased Real Property. The representations and warranties contained in Sections 4.5(b) and (c) shall be solely for the benefit of the Purchaser, its successors and assigns and may not be relied upon by Chicago Title Insurance Company (or any other title insurance company) or an affiliate or agent thereof and neither Chicago Title Insurance Company (or any other title insurance company), any affiliate or agent thereof, nor any co-insurers, or re-insurers may be subrogated to any rights of the Purchaser under this Agreement.

         4.6. Intellectual Property and Proprietary Rights.

         (a) Schedule 4.6(a) hereto contains a true, correct and complete list of all material Intellectual Property owned by each Acquired Company (other than Sioux City) as of the date hereof. A true and complete copy of all material documentation relating to each item of Intellectual Property set forth in
Schedule 4.6(a) hereto has been made available to the Purchaser and its agents and representatives.

         (b) Each Acquired Company owns or has a valid right to use all material Proprietary Rights used by such company to conduct its operations as currently conducted by such company, without, to its Knowledge, materially infringing upon the material rights of any other Person and, to its Knowledge, there are no such claims pending or threatened alleging such infringement. To the Knowledge of each Acquired Company, no other Person is materially infringing upon the material rights of such company in or to any of the Intellectual Property set forth in Schedule 4.6(a) hereto.

         (c) Schedule 4.6(c) contains a complete and correct description of all material computer software owned, licensed or used by an Acquired Company (other than Sioux City) other than software subject to shrink wrap or click-wrap agreements (the "Software"). Each Acquired Company is in substantial compliance with all material provisions of any license or other agreement pursuant to which it has the right to use any licensed Software and any software subject to shrink wrap or click-wrap agreements. To the Knowledge of each Acquired Company, it is not infringing on any Intellectual Property rights of any other Person with respect to its use of the Software. The Software operates without material operating defects.

         4.7. Acquired Companies' Contracts.

         (a) Except for Short Term Agreements (as defined below), Schedule 4.7(a) hereto contains a list of the following Contracts (including all amendments thereto) to which any Acquired Company (other than Sioux City) is a party as of the date hereof: (i) any Contract involving an executory obligation of any such Acquired Company of more than $25,000 in any twelve-month period,
(ii)  leases  relating to all Leased Real  Property of the  Acquired  Companies;
(iii) capital or operating leases or conditional sales agreements to which an Acquired Company is a party (other than Short Term Agreements), in each case involving monthly payments in excess of $10,000; (iv) noncompetition or other agreements restricting the ability of any Acquired Company to engage in the newspaper business in any location; (v) employment, consulting, separation, collective bargaining or other labor agreements; (vi) agreements under which any Acquired Company is obligated to indemnify, or entitled to indemnification from, any other Person, other than an agreement entered into in the Ordinary Course of Business or that requires indemnification solely in connection with or as a result of a breach of, or inaccuracy contained in, such agreement or agreements disclosed in this Agreement or any Schedule hereto; (vii) the newsprint purchase agreements of each Acquired Company; (viii) any royalty agreement involving an executory obligation of any such Acquired Company of more than $10,000 in an twelve-month period; (ix) advertising "trade-out" or similar agreements having payment obligations in excess of $25,000 in any twelve-month period; (x) material distribution agreements with dealers and bundle haulers having payment obligations in excess of $50,000 in any twelve-month period; and (xi) any Contract that is otherwise material to any such Acquired Company (the Contracts referred to in clauses (i) through (xi) referred to individually as a "Material Contract" or collectively the "Material Contracts"). For all purposes of and under this Agreement, the term "Short Term Agreement" shall mean an agreement entered into in the Ordinary Course of Business that is terminable by any Acquired Company upon ninety (90) days or less notice without penalty or cancellation fee or charge. Accurate and complete copies of all Material Contracts as of the date hereof listed in Schedule 4.7(a) have been or will be provided to the Purchaser.

         (b) Each Acquired Company has made available to the Purchaser a copy or summary of each written Material Contract and a written summary of each oral Material Contract. Except as set forth in Schedule 4.7(b) hereto, (i) each Material Contract is in full force and effect and represents a valid, binding and enforceable obligation of such company in accordance with the respective terms thereof and, to the knowledge of each Acquired Company represents a valid, binding and enforceable obligation of each of the other parties thereto; and
(ii) there exists no material breach or material default (or event that with notice or the lapse of time, or both, would constitute a material breach or material default) on the part of any Acquired Company, as the case may be, or, to the knowledge of each Acquired Company on the part of any other party under any Material Contract, in any individual case which has had or could reasonably be expected, as of the date hereof, to have a Material Adverse Effect.

         4.8. Licenses. Each Acquired Company owns or possesses all right, title and interest in and to all the Licenses under its respective name which are necessary to conduct the business of each Acquired Company as conducted as of the date hereof, except for such Licenses as to which the failure to so own, hold or possesses would not have a Material Adverse Effect. No loss or expiration of any License is pending or, to the Knowledge of each Acquired Company, as the case may be, threatened, other than the expiration of any License in accordance with the terms thereof or a loss or expiration that could not reasonably be expected to have a Material Adverse Effect.

         4.9. Employees.

         (a) Schedule 4.9 hereto contains a true, correct and complete list of all employees of any Acquired Company (other than Sioux City) who, as of December 31, 2001, have duties principally related to the newspaper operations of an Acquired Company and have an annual salary in excess of $5,000, not including any employee who is an inactive employee on unpaid leave of absence, and indicating compensation for the year ended December 31, 2001. Each employee who has duties principally related to the newspaper operations of an Acquired Company and who remains employed by each Acquired Company immediately prior to the Closing (whether actively or inactively), and each additional employee who is hired to work by each Acquired Company following the date hereof and prior to the Closing who remains employed by such respective company immediately prior to the Closing (whether actively or inactively), shall be referred to herein individually as an "Employee" and, collectively, as the "Employees."

         (b) Except as set forth in Schedule 4.9, each Acquired Company has complied in all material respects with all applicable Laws which relate to public or employee safety and health and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Each Acquired Company is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN.

         4.10. Employee Benefit Plans.

         (a) Schedule 4.10(a) hereto lists all current or terminated bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment, completion, change of control or severance contracts, health, medical, vision, and dental insurance plans, life insurance and accident and disability insurance plans, leave of absence, layoff, vacation, day or dependent care, legal services, education assistance, cafeteria (within the meaning of Code Section 125), flexible spending and other employee benefit plans, policy contracts, agreements or arrangements (including any collective bargaining agreement), whether written or if material, oral, which cover
Employees, former Employees, directors, or independent contractors, of each Acquired Company or with respect to which each Acquired Company has any material Liability, including "employee benefit plans" within the meaning of Section 3(3) of ERISA (collectively, the "Benefit Plans"). Except as set forth in Schedule 4.10(a) hereto, no Benefit Plan is a multiemployer plan (as defined in Section 3(37) of ERISA (a "Multiemployer Plan"), and, except as set forth in Schedule 4.10(a) hereto, no Benefit Plan provides health or other welfare benefits to former Employees other than to the extent necessary to comply with Part 6 of Title I of ERISA or Section 4980B of the Code or similar state Law ("COBRA"). True and complete copies of the Benefit Plans have been made available to the Purchaser.

         (b) Each Benefit Plan has been maintained and administered in compliance in all material respects with the applicable provisions of ERISA, the Code and any other Laws (including compliance in all material respects with all reporting and disclosure obligations). Each Benefit Plan (other than any Benefit Plan that is a Multiemployer Plan) which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter that it is so qualified; to the extent that there have been any amendments to such Benefit Plan after the most recent favorable determination letter, an application for a determination letter has been filed with the Internal Revenue Service by the date of this Agreement with respect to such amendments.

         (c) No Acquired Company has any material Liability under Title IV of ERISA (other than for the payment of premiums, none of which are overdue) in respect of any Benefit Plan other than a Multiemployer Plan. Except as disclosed in Schedule 4.10(c), no Acquired Company has Knowledge of any facts or circumstances that reasonably could be expected to give rise to any material Liability of any Acquired Company under Title IV of ERISA. Except as disclosed in Schedule 4.10(c), no Acquired Company or any ERISA Affiliate thereof has incurred or expects to incur material Liability in connection with an "accumulated funding deficiency" within the meaning of Section 412 of the Code, whether or not waived. No Acquired Company has incurred any material Liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA with respect to any Benefit Plan. Each Benefit Plan has been maintained and administered in all material respects in compliance with its terms. There is no pending, nor has any Acquired Company received notice of, any threatened Action against or otherwise involving any of the Benefit Plans other than claims for benefits in the Ordinary Course of Business. All contributions required to be made by Law, Contract or other document as of the date of this Agreement to the Benefit Plans have been made or provided for as of the date of this Agreement. No payment that is owed by or may become due pursuant to any Benefit Plan as in effect on or before the Closing Date will be non-deductible to the Acquired Companies under Section 280G of the Code as a result of the transactions contemplated by this Agreement nor will any Acquired Company be required to compensate any Person because of the imposition of the Tax imposed by Section 4999 of the Code on such a payment.

         (d) No Multiemployer Plan subject to Title IV of ERISA to which an Acquired Company is required to contribute is in reorganization status (as defined in Section 4241 of ERISA) or is insolvent (as defined in Section 4245 of ERISA). No Acquired Company has withdrawn from any Multiemployer Plan subject to Title IV of ERISA with respect to which there is any outstanding withdrawal liability (within the meaning of Section 4201 of ERISA) as of the date of this Agreement. Except as disclosed in Schedule 4.10(d) in the event that any Acquired Company were to make a complete withdrawal as of the date of this Agreement from any Benefit Plan that is a Multiemployer Plan subject to Title IV of ERISA, to the Knowledge of the Acquired Companies no Acquired Company would have any material withdrawal liability (within the meaning of Section 4201 of ERISA). Notwithstanding any provision of this Agreement to the contrary, to the extent any representation contained in Section 4.10(a), 4.10(b), 4.10(c) or this
Section 4.10(d) applies or relates to a Benefit Plan that is a Multiemployer Plan, such representation is limited to the Knowledge of the Acquired Companies.

         (e) Each Acquired Company has complied in all material respects with the requirements of COBRA.

         (f) Except as set forth on Schedule 4.10(f) hereto, no individual is entitled to or currently being provided post-employment medical benefits or other post-employment welfare benefits coverage by an Acquired Company.

4.11.    Sufficiency of Assets.

         (a) Except as set forth on Schedule 4.11, as of the date hereof the assets and properties (including tangible, intangible, personal, real or mixed) of the Acquired Companies, including the assets listed on Schedule 4.5(a) hereto, together with such fixed assets of the Acquired Companies with an original cost of less than $10,000 or which have been fully depreciated, as the case may be (including the licenses or leasehold interests in or relating to the Leased Assets), constitute all of the material assets, properties and rights necessary for the conduct of the operations of each Acquired Company, in each case in the manner consistent with past practice.

         (b) Each of the Acquired Companies owns all of its owned tangible personal property free and clear of all Liens except for Permitted Encumbrances.

         (c) The tangible property included in the assets of the Acquired Companies listed on the depreciation schedules set forth in Schedule 4.5(a) hereto or the Leased Assets are in such condition and repair (ordinary wear and tear excepted) suitable for operation of the business of the Acquired Companies for property of comparable type, age and usage, except for tangible personal property that is obsolete, depleted or worn out and no longer used in the operations of each Acquired Company.

         4.12. Financial Statements. Attached as Schedule 4.12 hereto are true and complete copies of (i) the consolidated unaudited balance sheet of the Acquired Companies, and the unaudited balance sheet of each Acquired Company individually, as of, and the consolidated unaudited statement of income of the Acquired Companies, and the unaudited statement of income for each Acquired Company (other than Sioux City) individually, for the fiscal period ended, October 31, 2001 or, in the case of the unaudited balance sheet of Sioux City, as of December 31, 2001 (the "Interim Financial Statements"), and (ii) the consolidated and consolidating balance sheets, the consolidated and consolidating statement of income, and the consolidated statements of cash flows and stockholder equity, of HPI as of and for the periods ended April 30, 2001 and April 30, 2000, together with (other than in the case of the consolidating balance sheets and the consolidating statements of income) the opinion thereon of Deloitte & Touche, LLP, independent auditors of HPI (the "Audited Financial Statements" and, collectively, with the Interim Financial Statements, the "Financial Statements"). The Interim Financial Statements have been prepared from the books and records of each Acquired Company and the Financial Statements present fairly the financial position and results of operations of HPI as of the date and for the period indicated, in each case in conformity with GAAP, except that the Interim Financial Statements are summary in nature and do not include the statements of cash flows and stockholder equity or notes and related disclosures required by GAAP and do not contain normal year-end adjustments, which are set forth in Schedule 4.12.

         4.13. No Undisclosed Liabilities. No Acquired Company has any liabilities other than (i) the liabilities reflected on the Financial Statements (including the notes thereto), (ii) the liabilities incurred in the Ordinary Course of Business after the date of the Financial Statements, none of which is material to the assets, properties, business, results of operation or condition (financial or otherwise) of any Acquired Company, (iii) the liabilities set forth in Schedule 4.13 hereto and (iv) the liabilities reflected in the final Statement of Closing Working Capital. This representation and warranty shall not be deemed to be a representation or warranty with respect to matters dealt with more specifically in other Sections of this Article 4 (including intellectual property, employee benefit plan, environmental and Tax matters).

         4.14. Litigation; Governmental Orders.

         (a) Except as set forth in Schedule 4.14 hereto, as of the date hereof, there are no pending or, to the Knowledge of each Acquired Company threatened Actions by any Person or Governmental Authority against or relating to such company with respect to any Acquired Company, their assets or properties (other than Actions that may be pending or threatened against HEC and its Subsidiaries or which involve less than $10,000 or would be reasonably expected to result in a Loss of less than $10,000).

         (b) To the Knowledge of each Acquired Company, no Acquired Company is subject to or bound by any adverse Governmental Order specifically directed to any Acquired Company and not of general applicability to a group of Persons.

         4.15. Compliance with Laws. Except as set forth in Schedule 4.15 hereto, to the Knowledge of each Acquired Company, each is in compliance in all material respects with, and no such company has received any written claim or notice that it is in noncompliance with, any material Law or Governmental Order applicable to any Acquired Company.

         4.16. Environmental Matters. Except as disclosed in the environmental site assessments identified in Schedule 4.16 hereto, all of which have been made available to the Purchaser:

         (a) to the Knowledge of each Acquired Company there has not been any release of any Hazardous Material in violation of Environmental Law into the environment on the Owned Real Property or formerly Owned Real Property of any Acquired Company;

         (b) no Acquired Company has operated in or is in violation of any Environmental Law in any material respect;

         (c) no Acquired Company has received any directive, order or written notice from any Governmental Authority or any other Person alleging any violation of or failure to comply with any Environmental Law at the Owned Real Property, nor has any Acquired Company received any directive, order or written notice from any Government Authority or any other Person alleging that such company is actually or potentially liable under any Environmental Law for the costs of environmental investigation or Remedial Action of the Owned Real Property, any Formerly Owned Real Property, or any off-site disposal site;

         (d) there is not now and, to the Knowledge of the Acquired Companies there has never been any underground storage tank located on the Owned Real Property or formerly Owned Real Property of any Acquired Company;

         (e) with respect to the Owned Real Property, a copy of all material environmental inspections, studies, audits, tests, reviews or analysis conducted by each Acquired Company or any consultant engaged by such company within the last five (5) years, has been previously provided or made available to the Purchaser; and

         (f) no Acquired Company has operated in or is in violation of any Environmental Law in any material respect and each Acquired Company has obtained all Licenses necessary for its operation under Environmental Laws and each Acquired Company is in material compliance with all terms and conditions of such Licenses.

         4.17. Insurance.

         (a) Each Acquired Company and its Affiliates, directly or through HPI, maintains insurance coverage of the type and in amounts customarily carried by private companies conducting businesses similar to those of the Acquired Companies.

         (b) Schedule 4.17 lists and briefly describes each insurance policy (other than policies that are part of a Benefit Plan) maintained by or on behalf of an Acquired Company, each of which, except as set forth in Schedule 4.17 hereto, is in full force and effect on the date of this Agreement, and an insurance claims history for the preceding two (2) years.

         4.18.  Transactions  with  Affiliates.  Except as set forth in Schedule
4.18 hereto, no shareholder, officer, director or Employee of any Acquired Company or any of its Affiliates has (a) an outstanding loan from, or an outstanding loan to, the Acquired Company which will remain outstanding as of the Closing (other than for reimbursement of expenses arising in the Ordinary Course of Business and advances to Employees of amounts less than $1,000), (b) except as set forth in Schedule 4.14 hereto or with respect to any Employee, any material contractual or other claim, express or implied, of any kind whatsoever which has been asserted or, to the Knowledge of any Acquired Company, threatened, (c) any interest in any Acquired Company's common stock, except for HPI Common Stock, or (d) engaged in any other material transaction with an Acquired Company other than in such person's capacity as an employee, officer or director of such respective company or transactions engaged in by Employees.

         4.19. Taxes. Except as set forth in Schedule 4.19 hereto:

         (a) Each Acquired Company (i) has filed (or caused to be filed) all Tax Returns required to be filed by such company prior to the date of this Agreement, except for those Tax Returns for which requests for extensions have been timely filed, and all such Tax Returns are accurate and complete in all material respects, (ii) has paid all Taxes shown to be due and payable on such Tax Returns and (iii) has accrued on the Interim Financial Statements (or caused to be accrued), in accordance with the rules and methodology used in preparing such Interim Financial Statements, all Taxes determined under such rules and methodology to be unpaid for all taxable years or periods ending on or prior to the date of the Interim Financial Statements of such company. No Acquired Company or its Affiliates have incurred any liability for Taxes subsequent to the date of the Interim Financial Statements of such company and prior to the date of this Agreement other than in the Ordinary Course of Business or pursuant to the transactions contemplated by this Agreement.

         (b) There are no Liens for Taxes on the assets of any Acquired Company except for Permitted Encumbrances, and, to the Knowledge of any Acquired Company, there is no pending Tax audit, examination, refund, litigation or adjustment in controversy with respect to the Tax liability of any Acquired Company.

         (c) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 4.19 shall cause an HPI Indemnitor, HEC or any HPI Stockholder to be liable for any Taxes for which it is not expressly liable pursuant to
Section 6.13 (relating to Tax matters).

         4.20. Labor Controversies.

         (a) Except as set forth on Schedule 4.20 hereto, with respect to any Acquired Company, no such company is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. No labor organization or group of employees of any Acquired Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of each Acquired Company, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving any Acquired Company pending or, to the knowledge of each Acquired Company, threatened by any labor organization or group of Employees of any Acquired Company.

         (b) There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances, unfair labor practice charges or other labor disputes pending or, to the Knowledge of each Acquired Company, threatened against or involving any Acquired Company.

         4.21. Inventories; Receivables; Payables.

         (a) Except as set forth on Schedule 4.21(a) hereto, the newsprint inventories of each Acquired Company are in good and marketable condition, and are of a quality useable in the Ordinary Course of Business. All newsprint inventories have been procured in the Ordinary Course of Business and consistent with anticipated requirements as of the time commitments were made, and the volume of use of newsprint has not been reduced or increased in anticipation of the transactions contemplated by this Agreement

         (b) The accounts receivable of each Acquired Company have arisen from bona fide transactions in the Ordinary Course of Business. All such receivables as of the date hereof are currently due and payable and not subject to any express performance obligations by an Acquired Company prior to collection, and all such receivables as of the Closing Date will on the Closing Date be currently due and payable and not subject to express performance obligations by an Acquired Company prior to collection, in each case other than in the Ordinary Course of Business.

         (c) The accounts payable of each Acquired Company reflected in the Financial Statements or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business. Notwithstanding the foregoing, in the event an account payable is included as a liability in the final Closing Working Capital of HPI or as an HPI Excluded Liability, the Purchaser and its Affiliates shall have no right to claim indemnification for a breach of the representation and warranty contained in this Section 4.21(c).

         4.22. Advertisers and Suppliers. Schedule 4.22 sets forth a list of the fifteen (15) largest advertisers and the fifteen (15) largest suppliers of each Acquired Company (other than Sioux City), as measured by the dollar amount of purchases therefrom or thereby, during the fiscal year ended April 30, 2001, and for the nine-month period ended December 31, 2001, showing the approximate total sales by each Acquired Company to each such advertiser and the approximate total purchases by each Acquired Company from each such supplier, during such period. To the Knowledge of each Acquired Company, except as set forth on Schedule 4.22 hereto, no Acquired Company has received notice from any such advertiser that
(i) the advertiser has a material dispute with or claim against an Acquired Company or (ii) the advertiser plans to materially reduce over the long term the volume of its business with the Acquired Company.

         4.23. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the HPI Stockholders directly with the Purchaser without the intervention of any Person in such manner as to give rise to any claim by any Person against the Purchaser for a finder's fee or brokerage commission.

         4.24. Full Disclosure. To the Knowledge of each Acquired Company, none of the representations and warranties made by the HPI Stockholders, HPI and HEC in this Agreement or the Schedules or Exhibits hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading.

                                    ARTICLE 5

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the HPI Stockholders as follows:

         5.1. Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         5.2. Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement and the Purchaser Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Purchaser of this Agreement and the Purchaser Documents, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been, and at the Closing the Purchaser Documents will be, duly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the HPI Stockholders, HPI, and HEC, as the case may be, this Agreement and the Purchaser Documents constitute the legally valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, and subject to (i) the effect of any applicable Laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or similar Laws affecting creditors' rights and relief of debtors generally, and (ii) the effect of rules of law and general principles of equity, including rules of law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3. No Violation. Assuming that all consents, waivers, approvals, orders and authorizations set forth in Schedule 5.4 hereto have been obtained and all registrations, qualifications, designations, declarations or filings with any Governmental Authorities set forth in Schedule 5.4 hereto have been made, and except as set forth in Schedule 5.3 hereto, the execution and delivery by the Purchaser of this Agreement and the Purchaser Documents, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, will not conflict with or violate in any material respect, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, give rise to any right of termination, amendment, modification, acceleration or cancellation of any material obligation or loss of any material benefit under, result in the creation of any material Encumbrance on any assets or properties of the Purchaser, or require the Purchaser to obtain any consent, waiver or approval of, make any filing with, or give any notice to any Person as a result or under, the terms or provisions of (i) the organizational documents of the Purchaser,
(ii) any Contract to which the Purchaser is a party or is bound, or (iii) any Law applicable to the Purchaser, or any Governmental Order issued by a Governmental Authority by which the Purchaser is in any way bound or obligated, except, in the case of clauses (ii) and (iii) of this Section 5.3, as would not, in any individual case, have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement and the Purchaser Documents or to consummate the transactions contemplated hereby or thereby.

         5.4. Governmental Consents. No material consent, waiver, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement and the Purchaser Documents, the performance by the Purchaser of its obligations hereunder and thereunder, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, except as set forth in Schedule 5.4 hereto.

         5.5. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchaser directly with the HPI Stockholders without the intervention of any Person on behalf of the Purchaser in such manner as to give rise to any claim by any Person against the HPI Stockholders, HPI, HEC, or any other Acquired Company for a finder's fee or brokerage commission .

         5.6. Funding. The Purchaser will have borrowing facilities which, together with its available cash, will be sufficient to enable it to consummate the transactions contemplated by this Agreement and pay all related fees and expenses for which the Purchaser will be responsible at the Closing.

         5.7. Investment Representation; Business Investigation. The Purchaser is acquiring the HPI Common Stock for its own account or investment purposes only and not with a view to the distribution of the shares of such common stock. The Purchaser acknowledges that none of the HPI Common Stock has been registered under the Securities Act or any state securities Law in reliance upon an exemption therefrom for non-public offerings, that shares of common stock must be held indefinitely unless the sale thereof is registered under the Securities Act or such state securities law, or an exemption therefrom for such registration is available under Rule 144, promulgated under the Securities Act, or otherwise. The Purchaser (a) has such knowledge, sophistication and experience in business and financial matters that it is capable of valuing an investment in the shares of the HPI Common Stock, (b) has conducted an examination of the reports and other materials relating to each Acquired Company prepared by HPI, (c) fully understands the nature, scope and duration of the limitations on transfer applicable to the shares of the HPI Common Stock and (d) can bear the economic risk of an investment in the shares of the HPI Common Stock and can afford a complete loss of such investment.

                                   ARTICLE 6

                            COVENANTS AND AGREEMENTS

         6.1. Conduct of Business.

         (a) At all times during the period commencing upon the execution and delivery hereof by each of the parties hereto and terminating upon the earlier to occur of the Closing or the termination of this Agreement pursuant to and in accordance with the terms of Section 9.1 hereof, unless the Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), and except as otherwise set forth in Schedule 6.1 hereto, HPI shall, and shall cause each of the other Acquired Companies, as the case may be, to (i) conduct the operations of the Acquired Companies in the Ordinary Course of Business, (ii) use commercially reasonable efforts to preserve intact the goodwill of the Acquired Companies and the current relationships of each Acquired Company with its officers, employees, customers, suppliers and others with significant and recurring business dealings with each Acquired Company,
(iii) use commercially reasonable efforts to maintain all of the Insurance Policies (including those relating to libel) and all of the Licenses that are necessary for each Acquired Company to carry on its respective business operations in the manner conducted by such company as of the date hereof, (iv) maintain the books of account and records of each Acquired Company in the usual, regular and ordinary manner and consistent with past practices, and (v) not take any action that would result in a breach of any of the representations and warranties of each Acquired Company contained in Article 4 hereof.

         (b) At all times during the period commencing upon the execution and delivery hereof by each of the parties hereto and terminating upon the earlier to occur of the Closing or the termination of this Agreement pursuant to and in accordance with the terms of Section 9.1 hereof, unless the Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), and except as otherwise set forth in, or contemplated by, this Agreement or in Schedule 6.1 hereto, HPI shall not, and shall cause each of the other Acquired Companies not to, take, or cause to be taken, any of the following actions:

              (i) merge with or into, or consolidate with, any other Person;

              (ii) adopt, enter into or amend any arrangement which is, or would be, a Benefit Plan of any Acquired Company except for any amendment to any Benefit Plan offered to all Employees of the Acquired Company or unless otherwise required by applicable Law or this Agreement;

              (iii) make any material change in the accounting methods or practices of such company, or make any changes in depreciation or amortization policies or rates adopted by such company, in connection with the preparation of its books and records, Tax Returns (except to the extent required by law) or otherwise;

              (iv) increase any wage, salary, bonus or other direct or indirect compensation payable or to become payable to any of the Employees, or make any accrual for or commitment or agreement to make or pay the same, other than increases in wages, salary, bonuses or other direct or indirect compensation required by any existing Contract or Law or annual compensation increases of up to three (3) percent in the Ordinary Course of Business;

              (v) enter into any transactions with any of its shareholders, officers, directors or employees, or any Affiliate of any of the foregoing, other than in the Ordinary Course of Business or transactions taken to allow for, or in connection with, the HPI Redemption;

              (vi) make any payment or commitment to pay any severance or termination pay to any Employee or any independent contractor, consultant, agent or other representative of any Acquired Company, other than payments or commitments to pay such Employees permitted under clause (v) above;

              (vii) (1) enter into any real property lease (as lessor or lessee); (2) sell, lease, license, abandon or make any other disposition of, or agree to sell, lease, license, abandon or make any other disposition of, any of the physical assets or properties of such company other than in the Ordinary Course of Business; or (3) grant or incur any Encumbrance on any of the assets or properties of such company other than Permitted Encumbrances or Encumbrances not exceeding $10,000 individually or $50,000 in the aggregate;

              (viii) except for short-term indebtedness for borrowed money incurred in the Ordinary Course of Business and except for Excluded Liabilities of HPI, incur or assume any Funded Debt pursuant to a Material Contract;

              (ix) make any acquisition of all or any part of the capital stock or all or substantially all of the assets, properties or business of any other Person;

              (x) enter into any commitments to make capital expenditures except as provided in the Capital Program and except for expenditures that do not exceed $25,000 individually or $200,000 in the aggregate;

              (xi) amend the charter or the bylaws of any Acquired Company;

              (xii) issue, transfer, sell or dispose of, authorize or agree to the issuance, transfer, sale or disposition of (whether through the issuance or granting of options, rights, warrants, or otherwise), any shares of capital stock or any voting securities of HEC or any Acquired Company or any options, rights, warrants or other securities convertible into or exchangeable or exercisable for any such shares of capital stock or voting securities of HEC or such Acquired Company (unless such recipient, transferee or purchaser consents in writing to be bound by the terms of this Agreement) or amend any of the terms of any securities or agreements relating to such capital stock or voting securities outstanding on the date hereof;

              (xiii) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, any business or any Person or otherwise acquire or agree to acquire any materials assets, in any such case, except in the Ordinary Course of Business;

              (xiv) enter into or renew any contract or agreement to provide or grant any party with a non-terminable right to develop, host, provide or operate any Acquired Company e-mail or internet site or portion thereof; or

              (xv) voluntarily enter into any collective bargaining agreement applicable to any employees of any Acquired Company or otherwise voluntarily recognize any union as the bargaining representative of any such employees.

         (c) Notwithstanding  anything to the contrary set forth in this Section
6.1 or elsewhere in this Agreement, each Acquired Company shall be permitted, without obtaining the consent or other approval of the Purchaser, to declare, issue, make or pay any dividend or other distribution of cash, U.S. Treasury securities or Other Cash Equivalents to its stockholders prior to the Closing, make a dividend or distribution to its stockholders of any intercompany receivables (other than a non-current asset) between HPI, on the one hand, and any of the Acquired Companies on the other, or cancel or repay any intercompany indebtedness prior to the Closing.

         (d) At all times during the period commencing upon the execution and delivery hereof by each of the parties hereto and terminating upon the earlier to occur of the Closing or the termination of this Agreement pursuant to and in accordance with the terms of Section 9.1 hereof, unless the HPI Stockholder Representative shall otherwise consent in writing, the Purchaser shall not enter into an agreement relating to any acquisition, merger, consolidation or purchase that would reasonably be expected to (1) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any Authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, (2) materially increase the risk of any Governmental Entity entering an order prohibiting the consummation of the transactions contemplated by this Agreement, or (3) significantly increase the risk of not being able to remove any such order on appeal or otherwise.

         6.2. Access and Information. Subject to the terms of the Confidentiality Agreement, at all times during the period commencing upon the execution and delivery hereof by each of the parties hereto and terminating upon the earlier to occur of the Closing or the termination of this Agreement pursuant to and in accordance with the terms of Section 9.1 hereof, HPI shall permit, and the HPI Stockholders and HPI shall cause each Acquired Company to permit, the Purchaser and its authorized agents and representatives to have reasonable access, upon reasonable notice and during normal business hours, to all of the Employees, assets and properties and all relevant books, records and documents of or relating primarily to each Acquired Company and the assets of any Acquired Company, and shall furnish to the Purchaser such information and data, financial records and other documents relating thereto as the Purchaser may reasonably request, subject, in each case, to the terms of any applicable confidentiality agreement. Each Acquired Company shall permit the Purchaser and its agents and representatives reasonable access to such company's accountants, auditors and suppliers for reasonable consultation or verification of any information obtained by the Purchaser during the course of any investigation conducted pursuant to this Section 6.2, and shall use reasonable efforts to cause such Persons to cooperate with the Purchaser and its agents and representatives in such consultations and in verifying such information. If the Purchaser desires to perform any invasive testing at the Owned Real Property, the Purchaser (or its agents) shall do so only after notifying HPI and obtaining HPI's prior written consent thereto, which consent may not be unreasonably withheld or delayed, but which may be subject to any terms and conditions reasonably imposed by HPI, including the prompt restoration of the Owned Real Property to its condition prior to any such inspections or tests, at the Purchaser's sole cost and expense. Neither the Purchaser nor its agents shall perform any testing on any property of a landlord on any Leased Real Property, nor shall they take any action which may cause a default under the terms of any lease. Any investigation pursuant to this Section 6.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Acquired Companies.

         6.3. Confidentiality. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect from and after the Closing in accordance with the terms thereof, such that the information obtained by any party hereto, or its officers, employees, agents or representatives, during any investigation conducted pursuant to
Section 6.2 hereof, in connection with the negotiation, execution and performance of this Agreement or the consummation of the transactions contemplated hereby, shall be governed by the terms set forth in the Confidentiality Agreement.

         6.4. Further Actions.

         (a) Upon the terms and subject to the conditions set forth in this Agreement (including the terms of Section 6.4(b) hereof), the HPI Stockholders, each Acquired Company and the Purchaser shall each use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated hereby, including:

              (i) obtaining all necessary Material Licenses, actions or nonactions, waivers, consents, approvals, authorizations, qualifications and other orders of any Governmental Authorities with competent jurisdiction over the transactions contemplated hereby;

              (ii) obtaining all necessary consents, approvals or waivers from third parties;

              (iii) defending any lawsuits or other Actions challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have vacated or reversed any stay or temporary restraining order entered by any Governmental Authority prohibiting or otherwise restraining the consummation of the transactions contemplated hereby; and

              (iv) executing and delivering any additional instruments, certificates and other documents necessary or advisable to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement.

         (b) Without limiting the generality of the foregoing, the HPI Stockholders, each Acquired Company and the Purchaser hereby agree to proceed diligently to prepare and to file, no later than ten (10) days after the date of this Agreement:

              (i) any notification, transfer application and report form and related material required under the HSR Act and to provide promptly to Governmental Authorities with regulatory jurisdiction over enforcement of any applicable antitrust Laws all information and documents requested by any such Governmental Authorities or necessary, proper or advisable to permit consummation of the transactions contemplated hereby; and

              (ii) any notification, transfer application and report form and related material required under applicable Law and to provide promptly to Governmental Authorities with regulatory jurisdiction over enforcement of any applicable Laws all information and documents requested by any such Governmental Authorities or necessary, proper or advisable to permit consummation of the transactions contemplated hereby.

The Purchaser, the HPI Stockholders, HEC and each Acquired Company hereby further agree to use their respective commercially reasonable best efforts to
(1) respond to any request of any Governmental Authority for information, (2) contest and resist any Action, including any legislative, administrative or judicial Action, and have vacated, lifted, reversed or overturned, any Governmental Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated hereby, including by using all legal efforts to vigorously pursue all available avenues of administrative and judicial appeal and all available legislative action, and
(3) in the event that any permanent or preliminary injunction or other Governmental Order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prohibit, prevent, delay or otherwise restrain the consummation of the transactions contemplated hereby, to cause the relevant Governmental Authorities to vacate, modify or suspend such injunction or order so as to permit the consummation of the transactions contemplated hereby prior to the Termination Date.

         6.5. Fulfillment of Conditions by the HPI Stockholders, HEC and the Acquired Companies. The HPI Stockholders, HEC and each Acquired Company shall not knowingly take or cause to be taken, or fail to take or cause to be taken, any action that would cause the conditions to the obligations of such person or the Purchaser to consummate the transactions contemplated hereby to fail to be satisfied or fulfilled at or prior to the Closing, including by taking or causing to be taken, or failing to take or cause to be taken, any action that would cause the representations and warranties made by each company in Article 4 hereof to fail to be true and correct as of the Closing in all material respects. The HPI Stockholders, HEC and each Acquired Company shall take, or cause to be taken, all actions within their or its power to cause to be satisfied or fulfilled, at or prior to the Closing, the conditions precedent to the Purchaser's obligations to consummate the transactions contemplated hereby as set forth in Section 7.1 hereof.

         6.6. Fulfillment of Conditions by the Purchaser. The Purchaser shall not knowingly take or cause to be taken, or fail to take or cause to be taken, any action that would cause the conditions to the obligations of the HPI Stockholders, HEC and each Acquired Company or the Purchaser to consummate the transactions contemplated hereby to fail to be satisfied or fulfilled, including by taking or causing to be taken, or failing to take or cause to be taken, any action that would cause the representations and warranties made by the Purchaser in Article 5 hereof to fail to be true and correct as of the Closing in all material respects. The Purchaser shall take, or cause to be taken, all actions within its power to cause to be satisfied or fulfilled, at or prior to the Closing, the conditions precedent to the obligations of such company to consummate the transactions contemplated hereby as set forth in Section 7.2 hereof.

         6.7. Publicity. The HPI Stockholders, HEC and any Acquired Company and the Purchaser shall cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither of the HPI Stockholders, HEC or each Acquired Company nor the Purchaser shall issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the consent of the other party hereto, except as otherwise required by applicable Law or, as to the Purchaser, the New York Stock Exchange rules, but in any event only after giving the other party hereto a reasonable opportunity to comment on such release or announcement in advance, consistent with such applicable legal requirements.

         6.8. Transaction Costs. The Purchaser shall pay all transaction costs and expenses (including legal, accounting and other professional (including environmental consultants and title companies) fees and expenses and other fees described in Section 5.5 hereof) that it incurs in connection with the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby. The HPI Stockholders shall pay (except to the extent paid by any Acquired Company prior to the Closing) all transaction costs and expenses (including legal, accounting and other professional fees and expenses and other fees described in Section 4.23 hereof) that they or any of HEC or any Acquired Company incur in connection with the negotiation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby. Responsibility for such payment shall be allocated among the HPI Stockholders pro rata based on their ownership as of the Closing of shares of HPI Common Stock. Notwithstanding the foregoing and anything to the contrary contained in this Agreement, HPI and the Purchaser shall share equally any filing fees in connection with the HSR Act, which filing fees will be paid prior to the Closing.

         6.9. Employees and Employee Benefit Matters.

         (a) Except as provided in Section 6.9(b), immediately prior to the Closing Date, HPI shall cease, and shall cause each of the Acquired Companies to cease, to be a participating employer under, and terminate its sponsorship of, each Benefit Plan other than such plans sponsored by, contributed to or otherwise covering employees (or their dependents or beneficiaries) of Sioux City (the "Sioux City Benefit Plans"). Except as provided in Section 6.9(b), HEC shall pay, discharge, or assume and be solely responsible for, the sponsorship of all Benefit Plans and all Liabilities which arise or become payable under any Benefit Plan before, upon or with respect to Benefit Plans other than the Sioux City Benefit Plans, after Closing, except to the extent any such Liabilities are included in the Statement of Closing Working Capital. The Purchaser shall, or shall cause the Acquired Companies to pay, discharge and be solely responsible for all Liabilities which arise or become payable as a result of or in connection with the employment by the Purchaser or the Acquired Companies of any Employees for periods after Closing, including, without limitation, all severance or termination pay and all accrued vacation, salary, wages and other compensation payments or benefits under or pursuant to any employee benefit plan of the Purchaser, the Sioux City Benefit Plans or under any employee benefit plans established by the Acquired Companies after the Closing Date, as the case may be. The Purchaser shall not assume or be obligated to pay or perform any Liabilities under any Benefit Plans other than the Sioux City Benefit Plans (including any stay bonus or severance policy, plan, arrangement or benefit), except that the Purchaser shall provide vacation pay to Employees to the extent such vacation pay is accrued and included in the Statement of Closing Working Capital.

         (b) Notwithstanding the foregoing, the other provisions of this Section
6.9 other than subsections (h), (i), (j), and (l) shall not apply with respect to a Benefit Plan to the extent the Acquired Company is required to sponsor, maintain, or participate in such plan under the terms of a collective bargaining agreement covering employees of the Acquired Company and each Acquired Company shall continue to sponsor, maintain, or be a participating employer under such a Benefit Plan to the extent necessary to accomplish the foregoing. To the extent any Benefit Plan is both attributable to a collective bargaining agreement covering employees of an Acquired Company and not attributable to such a collective bargaining agreement, HEC shall spin-off the portion of such Benefit Plan attributable to a collective bargaining agreement covering employees of an Acquired Company as directed by the Purchaser before, on, or after the Closing, and the Purchaser shall cause such Acquired Company to assume sponsorship and all liabilities in respect thereof. The provisions of Section 6.9 (other than the first sentence of this Section 6.9(b)) shall apply to the portion of any Benefit Plan that an Acquired Company is not required to sponsor, maintain, or participate in under the terms of any collective bargaining agreement.

         (c) For a period commencing on the Closing Date and ending on the earlier of (i) the first anniversary of the Closing Date or (ii) the Employee's termination of employment with an Acquired Company or the Purchaser, the Purchaser shall provide or cause the Acquired Companies to provide to each Employee medical benefits subject to COBRA and disability benefits (collectively, "Purchaser's Benefit Programs"). With respect to any Employees covered by any of the Purchaser's Benefit Programs, service through the Closing Date with the Acquired Companies or their Affiliates shall be taken into account for all purposes under the Purchaser's Benefit Programs as if such service had been with the Purchaser or its Affiliates.

         (d) The Purchaser shall cause the Acquired Companies to provide and recognize all accrued but unused vacation as of the Closing Date.

         (e) HEC and the HPI Stockholders shall be responsible for payment of all covered medical, dental, life insurance and long-term disability claims or expenses incurred by any Employee prior to the Closing Date, and the Purchaser shall not assume nor shall any Acquired Company or any of their respective Subsidiaries (other than HEC) be responsible for any liability with respect to such claims. For this purpose, a long-term disability claim shall be treated as incurred prior to the Closing Date if such long-term disability immediately follows a short-term disability that arose on or before the Closing Date. Any preexisting condition clause in any of the welfare plans (including medical, dental and disability coverage) included in the Purchaser's Benefit Programs shall be waived for any Employees who are covered by such plans. The Purchaser shall cause the Purchaser's Benefit Programs to credit such Employees with any amounts shown on records provided by HEC for this purpose as paid under the Benefit Plans prior to the Closing Date toward satisfaction of applicable deductibles or out-of-pocket maximums under the corresponding Purchaser Benefit Programs. and HEC shall provide accurate records for this purpose. The Purchaser shall provide to HEC documents necessary to enroll Employees in such Purchaser's Benefit Programs, and HEC shall cooperate in distributing such documents to the Employees with the intent that such enrollments be effective immediately after the Closing.

         (f) The Purchaser shall cause the Acquired Companies to be responsible for providing any Employee (and such employees' "qualified beneficiaries" within the meaning of Section 4980B(f) of the Code) who has a "qualifying event," within the meaning of Section 4980B(f) of the Code, after the Closing Date with the continuation of group health coverage required by COBRA to the extent required by law.

         (g) With respect to the Employees, after the Closing, the Purchaser and the Acquired Companies shall have the liability and obligation for, and neither HEC, the HPI Stockholders nor any of their respective Affiliates shall have any liability or obligation for: (1) short-term disability and sick pay or salary continuation benefit claims incurred after the Closing; and (2) any medical, dental, life insurance, long-term disability or other welfare benefit claims incurred after the Closing, but only under the terms of the Purchaser's Benefit Programs or the Sioux City Benefit Plans and only to the extent the Employees are covered under such programs or plans. For this purpose, claims other than medical or dental claims shall be treated as incurred after the Closing only if such claims are attributable to an event, e.g., disability, which arises after the Closing.

         (h) The Purchaser and the Acquired Companies shall be responsible for all liabilities or obligations under the Worker Adjustment and Restraining Notification Act and similar state and local rules, statutes and ordinances resulting from the actions of the Purchaser or the Acquired Companies after the Closing.

         (i) HEC shall be liable for any workers' compensation or similar workers' protection claims of any Employee incurred on or prior to the Closing Date to the extent not covered by insurance of the Acquired Companies. The Purchaser and the Acquired Companies shall be liable for any workers' compensation or similar workers' protection claims of any Employee incurred after the Closing Date. For this purpose, claims shall be treated as incurred after the Closing Date only if such claims are attributable to an event which occurred after the Closing Date.

         (j) Subject to applicable law, HEC shall provide to the Purchaser, upon its request, demographic information regarding each Employee, including rate of pay, age, date of birth, date of employment and accrued vacation.

         (k) Notwithstanding any other provision in this Agreement, the Purchaser acknowledges and agrees that neither it nor any Acquired Company shall have any interest in, or right to, any asset associated with any Benefit Plan after the Closing.

         (l) The covenants and agreements set forth in this Section 6.9 shall be solely for the benefit of, and shall only be enforceable by, the parties to this Agreement and their permitted assigns. Without limiting the generality of the foregoing, nothing in this Agreement shall provide or be construed to provide any Employees with any rights under this Agreement, and no Person, other than the parties to this Agreement, is or shall be entitled to bring any action to enforce any provision of this Agreement.

         6.10. Interdivisional Agreements. Unless otherwise requested by the Purchaser in writing, prior to Closing, each Acquired Company shall terminate, without any continuing Liability to the Acquired Company resulting therefrom, all agreements between any division, Affiliate or Subsidiary of such company other than HEC, on the one hand, and HEC or any division, Affiliate or Subsidiary thereof, all of which are described in Schedule 6.10 hereto.

         6.11. Schedules. The HPI Stockholders and each Acquired Company shall have the right from time to time after the date hereof to deliver written updates of the Schedules attached hereto (the "Schedules") to reflect matters that existed, occurred or arose prior to the date hereof and were not included on the Schedules attached hereto but should have been so included (the updated Schedules being referred to as the "Updated Schedules" and such matters being referred to as the "Update Matters"). The parties shall use reasonable best efforts to identify any items on the Updated Schedules that are not appropriately responsive to the applicable representations and warranties and to eliminate any such items from the Updated Schedules. If the Purchaser's good faith estimate, based on all information then reasonably available to the Purchaser, of the aggregate Loss for which indemnification would be required pursuant to Article 8 hereof (without taking into account the limitations contained in Section 8.5(b)) with respect to the Update Matters (other than those eliminated pursuant to the efforts referred to in the immediately preceding sentence) exceeds $3,000,000, then the Purchaser or the HPI Stockholders Representative shall be entitled to terminate this Agreement under
Section 9.1(e). If the Closing occurs, then, subject to all of the limitations and conditions contained in Article 8 (including, without limitation, the threshold and deductible contained in Section 8.5(b)) the Purchaser shall be entitled to indemnification in respect of Losses relating to the Update Matters (other than any eliminated or disregarded as aforesaid) to the same extent that the Purchaser would have been entitled to such indemnification in the absence of the delivery of the Updated Schedules, and, except as otherwise provided in this sentence with respect to indemnification, the Updated Schedules (absent any portion thereof relating to an Update Matter eliminated as aforesaid) shall constitute the final Schedules for purposes of this Agreement.

         6.12. Retention of and Access to Records. From and after the Closing, the Purchaser shall preserve, in accordance with HPI's normal document retention policy, all books and records transferred by each Acquired Company to the Purchaser pursuant to this Agreement. As soon as practicable following the Closing, the Purchaser shall deliver a copy of such books and records of each Acquired Company in the possession of the Purchaser pursuant hereto to the HPI Stockholders which are reasonably necessary to enable the HPI Stockholders to prepare all Tax Returns of HPI and each other Acquired Company relating to periods ending on or prior to the Closing Date. In addition to the foregoing, from and after the Closing, the Purchaser shall afford to the HPI Stockholders, and their counsel, accountants and other authorized agents and representatives, during normal business hours, reasonable access to the employees, books, records and other data relating to each Acquired Company with respect to periods prior to the Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any such party or Person, or its Affiliates, (b) for the preparation of Tax Returns and audits, and (c) for any other reasonable business purpose.

         6.13. Tax Matters.

         (a) Liability for Taxes.

              (i) To the extent provided in Section 8.1, and pursuant to Article 8 (and subject to the limitations thereof), the HPI Indemnitors agree to and shall indemnify and hold the Purchaser, and its directors, officers, employees, Affiliates (including HPI and any of the Acquired Companies if the Closing occurs), agents and assigns harmless from and against any and all Losses resulting from, based upon or arising out of, directly or indirectly: (A) Taxes imposed on any Acquired Company (other than Sioux City) for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, (B) Taxes imposed on or related to HEC for any taxable year or period and (C) Taxes imposed on any Acquired Company as a result of the HPI Redemption; provided, however, that no HPI Indemnitor shall be liable for or pay, and no HPI Indemnitor shall indemnify or hold harmless any Person from and against, (I) any Taxes taken into account as a liability or reserve (whether taken into account as a liability or reserve, as an offset to an asset, or otherwise) in determining the final Closing Working Capital of HPI, (II) any Taxes that result from any actual or deemed election under Section 338 of the Code or any similar provisions of state, local or foreign law as a result of the purchase or redemption of the HPI Common Stock or the deemed purchase of shares of any Acquired Company or that result from the Purchaser, any Affiliate of the Purchaser, or the Purchaser or any Acquired Company engaging in any activity or transaction that would cause the transactions contemplated by this Agreement to be treated as a purchase or sale of assets of any Acquired Company for federal, state, local or other Tax purposes, (III) any Taxes imposed on any Acquired Company or for which any Acquired Company may otherwise be liable as a result of transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Treas. Reg.ss. 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing, (it being understood and agreed that in no event shall the HPI Redemption be regarded as a transaction described in this clause (III)), (IV) Taxes imposed as a result of or in connection with
         (i) any dividends paid by Sioux City to HPI on or after December 31, 2001, (ii) the conversion of Principal Financial Group or Liberty Mutual Insurance Company to stock form from mutual insurance companies, or (iii) the sale of HPI's capital stock in Sioux City pursuant to an exercise by Hagadone of its rights under the Buy and Sell Agreement, dated as of March 1, 1992, (V) any Taxes resulting from a sale of any Acquired Company by the Purchaser or any Affiliate of the Purchaser (Taxes described in this proviso, hereinafter "Excluded Taxes"). Except to the extent taken into account as an asset (whether taken into account as an asset, as an offset to a liability or reserve, or otherwise) in determining the final Closing Working Capital of HPI, or except as provided in the last sentence of paragraph (a)(ii) of this
         Section 6.13, the HPI Stockholders shall be entitled to any refund of (or credit for) Taxes for which any HPI Indemnitor is liable under this Agreement (including, without limitation, any refund of, or credit for, Taxes of HEC or any Acquired Company due to the overpayment of such Taxes prior to the Closing Date).

              (ii) To the  extent  provided  in Section  8.2,  and  pursuant  to
         Article 8 (and subject to the limitations thereof), the Purchaser agrees to indemnify and hold the HPI Stockholders and their respective directors, officers, employees, Affiliates, agents and assigns harmless (after the Closing) from and against any and all Losses of the HPI Stockholders resulting from, based upon or arising out of, directly or indirectly: (A) Taxes imposed on any Acquired Company (other than Sioux
         City) for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and (B) Excluded Taxes. Except as otherwise provided herein, the Purchaser shall be entitled to any refund of (or credit for) Taxes for which the Purchaser is liable under this Agreement. With the express written consent of the HPI Stockholders Representative, which consent shall be given or withheld in the HPI Stockholders Representative's sole discretion, the Purchaser may cause an Acquired Company to elect to carry back losses from a taxable year or period that begins after the Closing Date to a taxable year or period that ends on or before the Closing Date and the Purchaser shall be entitled to any actual refund of (or credit for) Taxes that would not have arisen but for such carryback.

              (iii) For purposes of paragraphs (a)(i) and (a)(ii), whenever it is necessary to determine the liability for Taxes of any Acquired Company for a Straddle Period, the determination of the Taxes of the Acquired Company for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit of the Acquired Company shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the Acquired Company were closed at the close of the Closing Date, provided, however, that (I) transactions occurring on the Closing Date that are properly allocable (based on, among other relevant factors, factors set forth in Treas. Reg.ss. 1.1502-76(b)(1)(ii)(B)) to the portion of the Closing Date after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date (it being understood and agreed that in no event shall the HPI Redemption be regarded as a transaction described in this clause (I)), and (II) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis. Notwithstanding the foregoing provisions of this paragraph (a)(iii), if the transactions contemplated by this Agreement result in the reassessment of the value of any property owned by the Acquired Company for property Tax purposes, or the imposition of any property Taxes at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then (y) the portion of such property Taxes for the portion of the Straddle Period ending on and including the Closing Date shall be determined on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred, and (z) the portion of such property Taxes for the portion of such Straddle Period beginning after the Closing
         Date shall be the total property Taxes for the Straddle Period minus the amount described in clause (y) of this sentence.

              (iv) (A) If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return of an Acquired Company for a taxable year or period on or prior to the Closing Date, there is any change after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which any HPI Indemnitor would otherwise be liable pursuant to paragraph (a)(i) of this Section 6.13, and such change results in or will result in a decrease in the Tax liability of the Purchaser, HPI or any other Acquired Company (or any Affiliate or successor of any thereof) for any taxable year or period beginning after the Closing Date or for the portion of any Straddle Period beginning after the Closing Date, no HPI Indemnitor shall be liable pursuant to such paragraph (a)(i) with respect to such increase to the extent of such decrease (and, to the extent such increase in Tax liability is paid to a taxing authority by any HPI Indemnitor or any Affiliate thereof, the Purchaser shall pay the relevant HPI Indemnitor an amount equal to the present value of such decrease). All calculations shall be made at the time of the relevant indemnification payment using reasonable assumptions (as agreed to by the indemnifying and indemnified party) and present value concepts (using a discount rate equal to the applicable federal rate in effect at the time of the change in Tax liability (based on the Federal mid-term rate) using semi-annual compounding plus four (4) percentage points).

              (B) If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return of an Acquired Company for a taxable year or period after the Closing Date, there is any change after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which the Purchaser would otherwise be liable pursuant to paragraph
         (a)(ii) of this Section 6.13, and such change results in or will result in a decrease in the Taxes of HEC or any HPI Stockholder payable to any Governmental Authority for any taxable year or period ending on or before the Closing Date or for the portion of any Straddle Period ending on and including the Closing Date, the Purchaser shall not be liable pursuant to such paragraph (a)(ii) with respect to such increase to the extent of such actual decrease (and, to the extent such increase in Tax liability is paid to a taxing authority by the Purchaser, the HPI Indemnitors shall pay the Purchaser an amount equal to the present value of such actual decrease). Nothing in this paragraph (B) shall require HEC or any HPI Stockholder to file an amended Tax Return, and nothing in this paragraph (B) shall be construed in a manner inconsistent with Section 6.13(d). All calculations shall be made at the time of the relevant indemnification payment using reasonable assumptions (as agreed to by the indemnifying and indemnified party) and present value concepts (using a discount rate equal to the applicable federal rate in effect at the time of the change in Tax liability (based on the Federal mid-term rate) using semi-annual compounding plus four (4) percentage points).

              (v) Notwithstanding anything herein to the contrary, the Purchaser, on the one hand, and the HPI Indemnitors, on the other hand, shall each pay one-half of any real property transfer or gains Tax, sales Tax, use Tax, stamp Tax, stock transfer Tax, or other similar Tax imposed on the transactions contemplated by this Agreement (other than the HPI Redemption). Prior to the Closing, the Purchaser shall deliver to the HPI Stockholders Representative its good faith determination of the fair market value (or other applicable tax base) of property giving rise to taxes described in the preceding sentence (except to the extent related to the HPI Redemption).

              (vi) For federal income tax purposes, the parties agree to treat the HPI Redemption as a taxable distribution by HPI governed by Section 311 of the Code and a taxable exchange by the HPI Stockholders governed by Section 302(a) of the Code, and in each case by other applicable provisions of the Code not inconsistent with such treatment. Prior to the Closing, the HPI Stockholders Representative shall send to the Purchaser a notice setting forth its good faith determination of the value of the HEC capital stock to be distributed to the HPI Stockholders in connection with the HPI Redemption (the "HEC Agreed Value"). The Purchaser and each HPI Stockholder agrees not to take any position for federal, state, local or other Tax purposes inconsistent with such treatment and the HEC Agreed Value; provided, however, that the Purchaser otherwise makes no representation or warranty as to the correctness of such treatment or the HEC Agreed Value.

         (b) Tax Returns.

              (i) The HPI Stockholders Representative shall prepare (or cause to be prepared) all Tax Returns that are required to be filed by or with respect to the Acquired Companies for taxable years or periods ending on or before the Closing Date (in the case of Tax Returns relating to federal and state Income Taxes) or due on or before the Closing Date (in the case of other Tax Returns). With respect to Tax Returns to be prepared by the HPI Stockholders pursuant to the preceding sentence that are required to be filed prior to the Closing Date, the HPI Stockholders Representative shall timely file or cause to be timely filed (at past venues for filing such Tax Returns) such Tax Returns and timely remit or cause to be timely remitted the Taxes shown to be due on such Tax Returns. With respect to Tax Returns to be prepared by the HPI Stockholders Representative pursuant to the second preceding sentence that are not required to be filed prior to the Closing Date, portions of such Tax Returns shall be submitted to the Purchaser as early as practicable prior to the due date for filing such Tax Returns and, in all events, complete Tax Returns shall be submitted to the Purchaser not later than five (5) days prior to the due date for filing such Tax Returns and the Purchaser shall sign (or caused to be signed by the appropriate Person) and timely file or cause to be timely filed (at past venues for filing such Tax Returns except with the written consent, not to be unreasonably withheld, of the HPI Stockholders Representative) such Tax Returns and timely remit the amount of Taxes shown to be due on such Tax Returns. All Tax Returns required to be prepared by the HPI Stockholders Representative pursuant to this
         Section 6.13(b) shall be prepared and filed in a manner consistent with past practice and no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in prior periods in preparing and filing such Tax Returns (including, without limitation, positions which would have the effect of deferring income to periods for which the Purchaser is liable or accelerating deductions to periods for which any HPI Indemnitor is liable). For purposes of determining when any Tax Return is required to be filed and whether any Tax Return is timely filed, there shall be taken into account applicable extensions properly obtained.

              (ii) The Purchaser shall prepare (or cause to be prepared) all other Tax Returns that are required to be filed by or with respect to the Acquired Companies, and the Purchaser shall timely file or cause to be timely filed such Tax Returns when due and the Purchaser shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. With respect to Tax Returns to be filed by the Purchaser pursuant to the preceding sentence that relate to taxable years or periods ending on or before the Closing Date (x) such Tax Returns shall be prepared and filed in a manner consistent with past practice (including at the past venues for filing, except with the written consent, not to be unreasonably withheld, of the HPI Stockholders Representative) and no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in prior periods in preparing and filing such Tax Returns (including positions which would have the effect of accelerating income to periods for which any HPI Indemnitor is liable or deferring deductions to periods for which the Purchaser is liable) and (y) such Tax Returns shall be submitted to the HPI Stockholders Representative not later than five (5) days prior to the due date for filing such Tax Returns (or, if such due date is within five (5) days following the Closing Date, as promptly as practicable following the Closing Date) for review and approval by the HPI Stockholders Representative, which approval may not be unreasonably withheld, but may in all cases be withheld if such Tax Returns were not prepared in accordance with clause (x) of this sentence. For purposes of determining when any Tax Return is required to be filed and whether any Tax Return is timely filed, there shall be taken into account applicable extensions properly obtained.

         (c) Reimbursement. The HPI Indemnitors, on the one hand, and the Purchaser, on the other hand, shall reimburse the other party for Taxes for which any HPI Indemnitor or the Purchaser, respectively, is liable pursuant to paragraph (a) of this Section 6.13 but which are shown to be due on and required to be remitted with respect to any Tax Return to be filed by the Purchaser or the HPI Stockholders Representative, respectively, pursuant to Section 6.13(b) in accordance with Section 8.3(h).

         (d) Amended Tax Returns. None of the Purchaser or any Affiliate of the Purchaser shall (or shall cause or permit any Acquired Company to) amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to HEC or any Acquired Company with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without the prior written consent of the HPI Stockholders Representative, which consent may be withheld in the sole discretion of the HPI Stockholders Representative.

         (e) Tax Package. The Purchaser shall promptly cause the Acquired Companies to prepare and provide to HPI Stockholders Representative a package of Tax information materials, including, without limitation, schedules and work papers (the "Tax Package") required by HPI Stockholders Representative to enable HPI Stockholders Representative to prepare and file all Tax Returns required to be prepared and filed by it pursuant to paragraph (b)(i). The Tax Package shall be completed in accordance with past practice, including past practice as to providing such information and as to the method of computation of separate taxable income or other relevant measure of income of the Acquired Companies. The Purchaser shall cause the Tax Package to be delivered to the HPI
Stockholders Representative not later than fifteen (15) days following the Closing Date.

         (f) Contest Provisions. The Purchaser shall promptly notify the HPI Stockholders Representative in writing upon receipt by the Purchaser, any of its Affiliates, or any of the Acquired Companies of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which any HPI Indemnitor may be liable pursuant to paragraph (a) of this Section 6.13. The HPI Stockholders Representative shall have the sole right to represent HEC's and each Acquired Company's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date or otherwise relating to Taxes for which any HPI Indemnitor may be liable pursuant to Section 6.13, and to employ counsel of its choice at its expense. In the case of a Straddle Period of any Acquired Company, the HPI Stockholders Representative shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on and including the Closing Date and, with the written consent of the Purchaser, and at the HPI Stockholders Representative's sole expense, may assume the entire control of such audit or proceeding. None of the Purchaser, any of its Affiliates, or any Acquired Company may settle any Tax claim for any Taxes for which any HPI Indemnitor may be liable pursuant to Section 6.13, without the prior written consent of the HPI Stockholders Representative, which consent may be withheld in the reasonable discretion of the HPI Stockholders Representative.

         (g) Assistance and Cooperation. After the Closing Date, each of the HPI Stockholders Representative and the Purchaser shall (and cause their respective Affiliates to):

              (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with paragraph (b) of this Section 6.13 or with respect to HEC;

              (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of HEC or any Acquired Company or HEC;

              (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of any Acquired Company;

              (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of any Acquired Company or HEC for taxable periods for which the other may have a liability under this
         Section 6.13;

              (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period;

              (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in paragraph (a)(v) of this Section 6.13 (relating to sales, transfer and similar Taxes); and

              (vii) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 6.13.

         6.14. Interim Financial Statements. For the period commencing as of November 1, 2001 and ending on the Closing Date, HPI shall deliver to the Purchaser, promptly after the end of each month in such period, updated individual unaudited financial statements for each Acquired Company for the portion of the fiscal year ended as of the end of such month. All such statements shall be prepared on a modified cash basis.

         6.15. Audited Financial Statements. The HPI Stockholders recognize that the Purchaser is a publicly reporting company and agree that the Purchaser shall be entitled at the Purchaser's expense to cause certain financial statements to be prepared and filed with the Securities and Exchange Commission, as required by Law applicable to the Purchaser as a publicly reporting company or registrant; provided that prior to the Closing, the Purchaser shall not file with the Securities and Exchange Commission any financial statements relating to the Acquired Companies without the written consent of the HPI Stockholders Representative (which consent shall not be unreasonably withheld or delayed if such filing is required by Law). HPI agrees to cooperate with the Purchaser and its auditing accountants as reasonably requested by the Purchaser in connection with the preparation and filing of such financial statements, including providing a customary management representation letter in the form prescribed by generally accepted auditing standards and shall assist the Purchaser in obtaining the consent of HPI's independent accounting firm to permit the Purchaser and the Purchaser's auditors to have access to such firm's work papers and to include its report on the Audited Financial Statements in any filing with any Governmental Authority by the Purchaser. Any and all costs and expenses reasonably incurred by HPI pursuant to this Section 6.15 shall be reimbursed by the Purchaser prior to the Closing.

         6.16. No Solicitation. For the period from the date hereof until the date of termination of this Agreement in accordance with Section 9.1 hereof, neither the HPI Stockholders nor any Acquired Company will, or will cause to permit any Acquired Company or HEC to, directly or indirectly, (i) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of all or any significant part of the assets (other than sales of inventory in the ordinary course) or capital stock or other equity interest in any Acquired Company or Sioux City other than the transactions contemplated by this Agreement or a sale of Sioux City pursuant to the Buy and Sell Agreement dated March 1, 1992 (an "Acquisition Transaction"), (ii) facilitate, encourage, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction, (iii) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of any Acquired Company in connection with an Acquisition Transaction, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing. The HPI Stockholders will inform the Purchaser promptly following the receipt by any of them, any Acquired Company or HEC, or any of their or any Acquired Company's representatives, of any bona fide proposal or inquiry in respect of any Acquisition Transaction.

         6.17. Investments. HPI shall take such commercially reasonable actions to assure that its investment securities held at the Closing Date will be readily convertible to immediately available funds without loss at the Closing Date.

         6.18. Certain Assets. The Purchaser agrees that on or prior to the Closing, HPI may transfer and assign, for no consideration, the personal property set forth on Schedule 6.18 to Safety Syringes Inc. and the real property set forth in Schedule 6.18 to HEC, and such property shall be owned by Safety Syringes Inc. and HEC, respectively, after the Closing.

         6.19. Discharge of HPI Excluded Liabilities. HEC covenants and agrees that it will pay, discharge or otherwise satisfy each and every HPI Excluded Liability as such liabilities become due and payable (except for such liabilities as are being contested in good faith); provided that the foregoing shall not limit the Purchaser's right to make a claim for indemnification pursuant to Section 8.1(c) hereof. Notwithstanding the foregoing, the HPI Indemnifying Stockholders acknowledge and agree that pursuant to Section 8.5(g) they shall be severally liable for the HPI Excluded Liabilities to the extent indemnification is not available from HEC.

         6.20. Sioux City. HPI agrees to immediately notify the Purchaser if Hagadone Investment Co. ("Hagadone") gives any written notice of its exercise of its buy or sell right under the Buy and Sell Agreement, dated March 1, 1992. If HPI receives such a written notice from Hagadone, HPI agrees to obtain the Purchaser's approval (which approval shall not be unreasonably withheld or delayed) prior to making an election to sell its shares in Sioux City or to buy Hagadone's shares in Sioux City. If HPI elects to buy Hagadone's shares in Sioux City and such transaction closes prior to the Closing, then the parties agree that the Cash Amount shall be reduced by any cash paid to Hagadone by HPI and any liability for amounts owed to Hagadone related to HPI's election to pay for the shares on an installment basis shall not be included in current liabilities in determining the Closing Working Capital of HPI. If HPI elects to sell its shares in Sioux City and such transaction closes prior to the Closing, then the parties agree that the Cash Amount shall be increased by any cash paid to HPI by Hagadone and any asset for amounts owed by Hagadone to HPI related to Hagadone's election to pay for the shares on an installment basis shall not be included in current assets in determining the Closing Working Capital of HPI. If HPI sells it shares in Sioux City prior to the Closing, all references to Acquired Companies shall be deemed not to include Sioux City and all references to Acquired Publications shall be deemed not to include the Sioux City Journal and any and all obligations of HPI to make any deliveries or take any action on behalf of Sioux City shall be eliminated. Notwithstanding any other provision of this Agreement, except as provided in this Section 6.20, the Purchaser agrees that the exercise by Hagadone of its rights under the Buy and Sell Agreement, dated March 1, 1992, and any transaction related to such exercise, shall not provide the Purchaser with a basis to terminate this Agreement or to receive any adjustment to the Stock Purchase Price.

         6.21. Additional Covenants of the HPI Stockholders and HEC.

         (a) Each of the persons listed in Schedule 6.21 hereto agrees that, for a period of three years (the "Restricted Period"), following the date of the Closing, he or she shall not in any manner, directly or indirectly (whether alone or as principal, independent contractor, partner, associate, consultant, owner, manager, agent or co-venturer of any other Person, employer, proprietor, stockholder or other holder or any equity or equity-like stake, director or in any other capacity) own, manage, operate, control, participate in, produce, develop, market, distribute and/or sell or otherwise carry on, without the Purchaser's prior written consent, during the Restricted Period within or primarily related to any community within the Audit Bureau of Circulation City Zone and Retail Trading Zone for any of the Acquired Publications as of the Closing (collectively, the "Restricted Area"): (i) any newspaper publishing business (including any daily, weekly, agricultural, "shopper", "want ads" or "TMC" newspaper, classified advertising or specialty publication medium), "yellow pages" or directory, community information guide or site, whether in print, electronic medium, or digital format, including on any portion of the Internet; commercial printing business; or any broadcast media business, including commercial radio and television, (ii) directly or indirectly solicit, induce or attempt to solicit or induce any customer, licensee or other business relation of any Acquired Company, any Subsidiary thereof or their assigns to alter its relationship with or cease doing business with such Acquired Company, any Subsidiary thereof or their assigns, or intentionally interfere with any such business relation of any Acquired Company, any Subsidiary thereof or their assigns, (iii) solicit or accept for publication or distribution within the Restricted Area advertising, in any form, from any customer or account (including national accounts) of any Acquired Company, any Subsidiary thereof or their assigns, or (iv) solicit, hire, attempt to solicit or hire, or participate in any attempt to solicit or hire any person who was an Employee of an Acquired Company, any of Subsidiary thereof or their assigns immediately after the Closing (other than any persons whose employment is terminated by such Acquired Company, subsidiary or assign); provided, that nothing set forth in this Section
6.21 shall prohibit such persons from owning any security that is publicly traded and listed on any national stock exchange or on the NASDAQ National Market System so long as such security does not represent in excess of 5% in the aggregate of the voting capital stock of such corporation.

         (b) The HPI Stockholders and HEC recognize that the Purchaser's and its assigns' business interests require the fullest practical protection and confidential treatment of all information not generally known within the relevant trade group or by the public, including all documents, writings, memoranda, business plans, illustrations, designs, plans, processes, programs, inventions, computer software, reports, customer lists, trade secrets and all other valuable or unique information and techniques acquired, developed or used by any Acquired Company, any Subsidiary thereof or their assigns relating to their respective business, operations, employees and customers (hereinafter collectively termed "Protected Information"). The HPI Stockholders and HEC expressly acknowledge and agree that the Protected Information constitutes trade secrets and confidential and proprietary business information of the Purchaser and its assigns. Protected Information shall not include information which is or becomes part of the public domain through no breach of this Agreement by the HPI Stockholders or HEC. Accordingly, the HPI Stockholders and HEC agree to hold such Protected Information secret and confidential and to take reasonable precautions such that no other Person shall, and not knowingly permit any other Person to, directly or indirectly, appropriate, divulge, disclose or otherwise disseminate to any other Person nor use in any manner for the HPI Stockholders', HEC's or any other Person's purposes or benefit any Protected Information, and not to use or aid others in using any such Protected Information in competition with the Purchaser or its assigns, except to the extent that disclosure is required by law; provided, that the HPI Stockholders and HEC shall provide the Purchaser and its permitted assigns with notice as far in advance of any required disclosure as is reasonably practicable under the circumstances in order for the Purchaser and its assigns to obtain an order or other assurance that any information required to be disclosed will be treated as Protected Information and the HPI Stockholders and HEC shall use all reasonable efforts to cooperate with the Purchaser and its assigns in connection therewith and in furtherance thereof. This obligation of non-disclosure of information shall continue to exist for so long as such information remains Protected Information. The Purchaser agrees that the foregoing shall not apply to the performance by HPI, the HPI Stockholders and HEC of their respective obligations under this Agreement.

         (c) If, at the time of enforcement of this Section 6.21, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

         (d) The Restricted Period shall be tolled, with respect to any HPI Stockholder or HEC, on a day-to-day basis during which any HPI Stockholder or HEC is engaged, or participating in an activity prohibited herein.

         6.22. Advertising Contracts. HPI covenants and agrees that it will provide to the Purchaser within fifteen (15) days after the date of this Agreement true and complete copies of the fifteen (15) largest Contracts for the sale or exchange of advertising in any Acquired Publication.

                                   ARTICLE 7

                               CLOSING CONDITIONS

         7.1. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the Purchaser in writing:

         (a) All representations and warranties of the HPI Indemnifying Stockholders contained in this Agreement shall be true and correct in all respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (except for changes permitted or contemplated by this Agreement and except for any representation or warranty that is expressly made as of a specified date, which shall be true and correct in all respects as of such specified date only), in each case with only such exceptions as would not in the aggregate reasonably be expected to have a materially adverse effect on the assets, properties, operations, business, financial condition or results of operations of the Acquired Companies, taken as a whole, except for any such change or effect arising directly or indirectly from (i) this Agreement or the transactions contemplated by this Agreement, (ii) the announcement or other disclosure of this Agreement or the transactions contemplated by this Agreement, (iii) any changes in conditions generally applicable to the newspaper industry, or (iv) any changes in the general United States or global economic conditions.

         (b) Each of the HPI Stockholders, HPI and HEC shall have performed and complied in all material respects with all the covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

         (c) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         (d) There shall be in effect no Law or injunction issued by a court of competent jurisdiction making illegal or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

         (e) HEC and each Acquired Company shall have delivered to the Purchaser all of the certificates, instruments and other documents required to be delivered by such company at or prior to the Closing pursuant to Section 3.2 hereof.

         7.2. Conditions to Obligations of the HPI Stockholders. The obligations of the HPI Stockholders, HPI and HEC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part by the HPI Stockholders Representative in writing:

         (a) All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing (except for changes permitted or contemplated by this Agreement and except for any representation or warranty that is expressly made as of a specified date, which shall be true and correct in all material respects as of such specified date only).

         (b) The Purchaser shall have performed and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

         (c) All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

         (d) There shall be in effect no Law or injunction issued by a court of competent jurisdiction making illegal or otherwise prohibiting or restraining the consummation of the transactions contemplated by this Agreement.

         (e) The Purchaser shall have delivered to the HPI Stockholders the Cash Payment and all of the certificates, instruments and other documents required to be delivered by the Purchaser at or prior to the Closing pursuant to Section 3.3 hereof.

                                   ARTICLE 8

                                 INDEMNIFICATION

         8.1. Obligations of the HPI Stockholders and HEC. Subject to the limitations set forth herein and in accordance with Section 8.5(g), the HPI
Indemnitors agree to and shall indemnify and hold the Purchaser, and its directors, officers, employees, Affiliates (including HPI and any of the Acquired Companies if the Closing occurs), agents and assigns harmless from and against any and all Losses resulting from, based upon or arising out of, directly or indirectly:

         (a) Any breach of any representation or warranty made by the HPI Indemnifying Stockholders in or pursuant to this Agreement (without regard to the materiality thereof); or

         (b) Any nonfulfillment or breach of any covenant or agreement of the HPI Stockholders, HPI or HEC under this Agreement or the Escrow Agreement; provided that with respect to HPI, only to the extent such nonfulfillment or breach occurs prior to the Closing; or

         (c) Any HPI Excluded Liabilities.

         8.2. Obligations of the Purchaser. Subject to the limitations set forth herein, the Purchaser agrees to indemnify and hold the HPI Stockholders and their respective directors, officers, employees, Affiliates, agents and assigns harmless (after the Closing) from and against any and all Losses of the HPI Stockholders, resulting from, based upon or arising out of, directly or indirectly:

         (a) Any breach of any representation or warranty made by the Purchaser in or pursuant to this Agreement; or

         (b) Any non-fulfillment or breach of any covenant or agreement of the Purchaser in this Agreement or other document delivered pursuant to this Agreement or the Escrow Agreement; or

         (c) Any HPI Assumed Liabilities; or

         (d) Any Liability to the extent relating to and arising out of the operation of HPI or any Acquired Company following the Closing, excluding, however, all HPI Excluded Liabilities.

         8.3. Procedure for Indemnification. The procedure for indemnification shall be as follows:

         (a) The party or parties claiming indemnification (the "Claimant") shall give written notice to the party from which indemnification is sought (the "Indemnitor") reasonably promptly after the Claimant learns of any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless, but failure to provide prompt notice shall not be deemed to jeopardize the Claimant's right to demand indemnification if the Indemnitor is not materially prejudiced by the delay in receiving notice. If the Indemnitor is materially prejudiced, the Claimant's right to indemnification shall be reduced according to the extent of the actual Loss or prejudice which Indemnitor can demonstrate was caused by the delay. The Purchaser shall not be deemed to have notice of any claim or proceeding by reason of any knowledge acquired on or before the Closing Date by an Employee, independent contractor or other agent of any Acquired Company.

         (b) With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have 30 days to make any investigation of the claim that the Indemnitor deems necessary or desirable, or such lesser time if a 30 day period would jeopardize any rights of the Claimant to oppose or protest the claim. For the purpose of this investigation, the Claimant agrees to make available to the Indemnitor and its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the 30-day period, or lesser period if required by this Section (or any mutually agreed upon extension hereof) the Claimant may seek appropriate legal remedies.

         (c) The Indemnitor shall have the right to undertake, by counsel or other representatives of its own choosing, the defense of such claim. In the event that the Indemnitor shall elect not to undertake such defense, or within 30 days after notice of such claim from the Claimant shall fail to defend, the Claimant shall have the right to undertake the defense, compromise or settlement of such claim, by counsel or other representatives of its own choosing (which counsel or other representatives shall be reasonably acceptable to the Indemnitor), on behalf of or for the account and risk of the Indemnitor. Anything in this Section 8.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a claim may materially and adversely affect the Claimant other than as a result of money damages or other money payments, the Claimant shall have the right, at the cost and expense of the Claimant, to participate in the defense, compromise or settlement of the claim, (ii) the Indemnitor shall not, without the Claimant's written consent (such consent not to be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the plaintiff to the Claimant of a release from all Liability in respect of such claim, and (iii) in the event that the Indemnitor undertakes defense of any claim consistent with this Section, the Claimant, by counsel or other representative of its own choosing and at the reasonable cost and expense of the Claimant, shall have the right to consult with the Indemnitor and its counsel or other representatives concerning such claim and the Indemnitor and the Claimant and their respective counsel or other representatives shall cooperate with respect to such claim. The Claimant shall not, without the Indemnitor's written consent (such consent not to be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment, except to the extent it releases the Indemnitor for any and all liability related to the Loss incurred with such claim. If any disagreement arises in the handling of the claim, the Indemnitor shall have the right to make the final determination consistent with the requirements of this Section.

         (d) If there shall be any conflicts between the provisions of Section 8.3(c) and Section 6.13(f) (relating to Tax contests), the provisions of Section 6.13(f) shall control with respect to Tax contests.

         (e) The HPI Stockholders and HEC waive and release, effective as of the Closing Date, all claims against any of the Acquired Companies for any right to contribution or indemnification for any indemnity payments made by the HPI Stockholders or HEC after the Closing Date pursuant to this Agreement.

         (f) The Claimant shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Loss payable under Article 8. If the Claimant receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Loss, subsequent to an indemnification payment by the Indemnitor, then such Claimant shall promptly reimburse the Indemnitor for any payment made or expense incurred by such Indemnitor in connection with providing such indemnification payment up to the amount received by the Claimant, net of any expenses incurred by such Claimant in collecting such amount.

         (g) If the Claimant receives any payment from the Indemnitor in respect of any Loss pursuant to Article 8 and the Claimant could have recovered all or a part of such Loss from a third party other than an Acquired Company (a
"Potential Contributor") based on the underlying Loss asserted against the Indemnitor, the Claimant shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnitor to recover from the Potential Contributor the amount of such payment.

         (h) The HPI Indemnitors, on the one hand (in accordance with Section 8.5(g)), and the Purchaser, on the other hand, shall reimburse the other party for the Taxes for which any HPI Indemnitor or the Purchaser, respectively, is liable pursuant to Section 6.13(a) but which are shown to be due on and required to be remitted with respect to any Tax Return to be filed by the Purchaser or the HPI Stockholders Representative, respectively, pursuant to Section 6.13(b) upon the written request of the party entitled to payment, setting forth in detail the computation of the amount owed by the other party, but in no event shall payment be required earlier than five (5) days prior to the due date for remitting such Taxes. This Section 8.3(h) shall apply only in the context of filing Tax Returns for current Taxes payable pursuant to Section 6.13(b), and shall not apply in the case of amounts payable by the HPI Indemnitors to the Purchaser, or the Purchaser to the HPI Indemnitors, as the case may be, as a result of an action, suit, investigation, audit, claim, assessment, amended Tax Return, or other similar context, which in general shall be governed by Section
6.13  (other  than  Section  6.13(c))  and by this  Section 8.3 (other than this
Section 8.3(h)).

         8.4. Sole Remedy. Each party agrees that the sole Liability and obligations of the other party and the sole right, remedy and entitlement of each party for recovery of any monetary claim with respect to or in connection with this Agreement or any of the transactions contemplated by this Agreement shall be limited to indemnification under this Article 8, and all such parties hereby waive any and all other statutory and common law rights and remedies (including rights of indemnification and contribution) which it has or may hereafter have against any other party, provided such waiver (i) shall not be construed to prevent any party hereto from seeking specific performance or other equitable relief or remedies and (ii) shall not terminate or release any right to indemnification any HPI Stockholder may have against any Acquired Company relating to such HPI Stockholder serving as a director, officer or employee of such Acquired Company. If the Closing occurs, the rights and claims waived by the Purchaser include claims for contribution or other rights of recovery arising out of or relating to any Environmental Law, claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty.

         8.5. Limitations on Indemnification; Exclusive Remedy.

         (a) No claim for indemnification under Section 8.1(a) or Section 8.2(a) for breach of any representation or warranty shall be valid unless made within the applicable Survival Period as defined in Section 8.6.

         (b) No party shall be obligated to indemnify any other party or parties under Section 8.1(a) or Section 8.2(a) unless the Claimant's aggregate amount of Losses as to which a right of indemnification is provided under Section 8.1(a) or Section 8.2(a) shall exceed $3,000,000, in which event $2,000,000 plus all of such Losses above $3,000,000 shall be indemnifiable; provided that the
Purchaser's right to recover under Section 8.1(a) for breach of any representation or warranty contained in Sections 4.1, 4.2 or 4.3 shall not be subject to such limitation.

         (c) No individual breach of any such representation or warranty shall be deemed to have occurred unless the actual Loss incurred as a result thereof is in excess of $3,000. In no event shall the aggregate liability of the HPI Indemnitors pursuant to Section 8.1(a) exceed $50,000,000, which amount shall be reduced on the date that is six (6) days after the six-month anniversary of the Closing Date to $35,000,000 and reduced on the date that is the eighteen-month anniversary of the Closing Date to $15,000,000 except that the reduction of the aggregate liability limit on the six-month and eighteen-month anniversaries shall not otherwise limit the Purchaser's entitlement to indemnification for any Loss for which a proper notice of claim for indemnification under Section 8.1(a) was given prior to the six-month or eighteen-month anniversary, as applicable, but which remained unresolved at the time the liability limit was reduced (provided that the HPI Indemnitors' liability for breach of any representation or warranty contained in Sections 4.1, 4.2, 4.3, 4.5(b), 4.11(b), 4.16 or, subject to Section 4.19(c), 4.19 shall not be subject to such limitation). In no event shall the aggregate liability of the HPI Indemnitors pursuant to this Agreement exceed the Stock Purchase Price less the Cash Amount and the aggregate liability of the Purchaser pursuant to this Agreement exceed the Stock Purchase Price less the Cash Amount.

         (d) The indemnity payment hereunder with respect to any Loss shall be calculated on an "After-Tax Basis", which shall mean an amount which is sufficient to compensate the Claimant for the event giving rise to such Loss (the "Indemnified Event"), determined after taking into account (1) all increases in federal, state, local or other Taxes (including estimated Taxes) payable by the Claimant as a result of the receipt of the indemnity payment (as a result of the indemnity payment being included in income but not as a result of a reduction of tax basis); provided, however, that for all federal and state Income Tax purposes, the Purchaser and the HPI Stockholders agree to report each indemnification payment made by or to either of them in respect of a Loss as an adjustment to the Stock Purchase Price, and the parties hereto agree to report each indemnification payment to the Purchaser by HEC in respect of a Loss as a decrease in the amount realized by the HPI Stockholders in the HPI Redemption, unless there is a Final Determination to the contrary affecting the Claimant (it being understood that if any reporting position is later disallowed as a result of a Final Determination, the Indemnitor shall indemnify the Claimant for the effects of such disallowance, and it being further understood that the obligations under this parenthetical clause shall remain in effect without limitation as to time), (2) to the extent not previously taken into account in computing the amount of such Loss, all increases in federal, state, local and other Taxes (including estimated Taxes) payable by the Claimant for all affected taxable years or periods ending on or before the Closing Date and, with respect to any Straddle Period, the portion of the Straddle Period ending on and including the Closing Date as a result of the Indemnified Event, and (3) to the extent not previously taken into account in computing the amount of the such Loss, all reductions in federal, state, local and foreign Taxes (including estimated Taxes) realized by the Claimant for all affected taxable years and periods as a result of the Indemnified Event. All calculations shall be made at the time of the relevant indemnification payment using reasonable assumptions (as agreed to by the indemnifying and indemnified party) and present value concepts (using a discount rate equal to the applicable federal rate in effect at the time of the Indemnified Event (based on the Federal mid-term rate) using semi-annual compounding plus four (4) percentage points).

         (e) With respect to any claims for indemnification arising from or related to Environmental Law or Hazardous Materials Activity, the HPI
Indemnitors shall have no liability under this Article 8 if any such claim is triggered by an environmental investigation undertaken by the Purchaser (other than an investigation undertaken in connection with a financing or sale of a property), or any notification by the Purchaser (or its affiliates) to any Governmental Authority, unless such investigation or notification is required by Environmental Law. If any Remedial Action is required by Environmental Law in order to correct or cure a violation of any Environmental Law or any third party demand, the Purchaser shall promptly notify the HPI Stockholders Representative after acquiring knowledge of such requirement and shall present a remediation plan to the HPI Stockholders Representative at least ninety (90) days prior to performing such Remedial Action (unless a Governmental Authority requires that the Purchaser or an Acquired Company take such action in a shorter period). The remediation plan shall be designed to minimize the remediation cost to the extent feasible while providing for a reasonable and customary level of clean-up in compliance with applicable Environmental Law. Unless the Purchaser is ordered to perform such remediation or other work by any Governmental Authority, the HPI Stockholders Representative shall have thirty (30) days to review and approve the remediation plan, the approval of which cannot be unreasonably withheld or delayed.

         (f) If the Purchaser acquires Knowledge prior to Closing that any representation, warranty, covenant or agreement of the HPI Stockholders, HPI or HEC contained in this Agreement or any of the Schedules attached hereto has been breached, is false or requires modification or amendment to be correct, the Purchaser shall notify in writing the HPI Stockholders, HPI or HEC (as applicable) as soon as practicable, but in any event within five (5) Business Days after acquiring such Knowledge. Subject to Section 6.11, if the Purchaser acquires Knowledge prior to Closing that any representation, warranty, covenant or agreement of the HPI Stockholders, HPI or HEC contained in this Agreement or any of the Schedules attached hereto has been breached, is false or requires modification or amendment to be correct and the Purchaser has failed to notify the HPI Stockholders of such Knowledge prior to the Closing, then the Purchaser shall have no right or remedy after the Closing with respect to such inaccuracy or breach and shall be deemed to have waived its rights to indemnification in respect thereof and any Loss in respect thereof shall be disregarded for purposes of the threshold and deductible contained in Section 8.5(b).

         (g) With respect to any indemnification pursuant to Section 8.1(a), indemnification by the HPI Indemnifying Stockholders shall be several in the proportions set forth in Schedule 8.5(g) and not joint. The Purchaser acknowledges and agrees that the exclusive source of any amounts determined to be payable to it for an inaccuracy of a representation or breach of a warranty pursuant to Section 8.1(a) hereof (other than liability for breach of any representation or warranty contained in Sections 4.1, 4.2, 4.3, 4.5(b), 4.11(b),
4.16 and, subject to Section 4.19(c), 4.19, which shall not be subject to such limitation) shall be the Escrow Amount, pursuant to the terms of the Escrow Agreement. With respect to any indemnification pursuant to Section 8.1(b) or
(c), the Purchaser shall first seek indemnification from HEC. To the extent HEC fails to satisfy its indemnification obligations in respect thereof, the HPI Indemnifying Stockholders shall severally and not jointly indemnify for Losses incurred pursuant to Sections 8.1(b) and (c) in the proportions set forth in
Schedule 8.5(g).

         (h) The Indemnitor shall not be liable under Article 8 for any (1) Loss relating to any matter to the extent that there is included in the calculation of Closing Working Capital of HPI a specific liability or reserve relating to such matter, but only to the extent of such reserve, (2) consequential or punitive Loss (other than a consequential or punitive Loss payable in connection with a third Person Action), or (3) Loss for lost profits (other than lost profits payable in connection with a third Person Action).

         (i) The parties hereto acknowledge and agree that, in the case of the breach of any representation or warranty, covenant or agreement with respect to any asset, obligation, liability or other condition of Sioux City, the Loss for which the HPI Indemnitors shall be required to indemnify pursuant to Article 8, subject to all of the other limitations and conditions contained in this Article 8, shall not exceed 50% (i.e., the ownership percentage of HPI, direct and indirect, in Sioux City) of the Loss incurred by Sioux City by reason of such breach.

         (j) The Purchaser  acknowledges and agrees that,  except as provided in
Section 6.11, no item disclosed to the Purchaser in any closing certificate delivered to the Purchaser or otherwise in respect of Section 7.1(a) shall be the subject of indemnification under this Article 8 and any Loss incurred in respect thereof shall be disregarded for purposes of the threshold and deductible contained in Section 8.5(b).

         8.6. Survival. Subject to the provisions of Section 8.5(f), all representations, warranties, covenants and agreements of the parties made in this Agreement or the Escrow Agreement shall survive the Closing regardless of any investigation or inquiry on the part of any party, and the Closing shall not be deemed a waiver by any party of the representations, warranties, covenants or agreements of any other party in this Agreement or the Escrow Agreement; provided, however, that the period of survival shall (i) with respect to the representations and warranties in Sections 4.1, 4.2, 4.3, 4.5(b), 5.1, 5.2 and 5.3, continue indefinitely; (ii) with respect to the representations and warranties in Section 4.19, but subject to Section 4.19(c), continue for the applicable statutory limitation period; (iii) with respect to the representations and warranties in Sections 4.11(b) and 4.16, end five (5) years after the Closing Date; and (iv) in the case of any other representation and warranty, end three (3) years after the Closing Date (in each case, the "Survival Period"). No claim for breach of any representation or warranty may be brought under this Agreement unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the applicable Survival Period. In the event such notice of such a claim is so given, the right to indemnification with respect to such claim shall survive the applicable Survival Period until the claim is finally resolved and any obligations with respect to the claim are fully satisfied. All covenants and agreements under this Agreement and the Escrow Agreement shall survive the Closing for the applicable statutory limitation period.

                                   ARTICLE 9

                                   TERMINATION

         9.1. Termination. This Agreement may be terminated:

         (a) By either the HPI Stockholders Representative, acting in his own right or on behalf of HEC or each Acquired Company, or the Purchaser at any time prior to the Closing with the mutual written consent of the other party hereto;

         (b) Unless the Closing has not occurred as a result of a material breach of this Agreement by the party seeking such termination or any of its Affiliates, by either the HPI Stockholders Representative or the Purchaser if the Closing has not occurred on or prior to 5:00 p.m. CST on the date which is three (3) months following the date of this Agreement (the "Termination Date"); provided, however, that either the HPI Stockholders Representative or the Purchaser in his or its sole discretion may elect to extend the Termination Date until 5:00 p.m. (CST time) on the date which is four (4) months following the date of this Agreement by written notice to the other at least ten (10) calendar days prior to the initial Termination Date;

         (c) By either the HPI Stockholders Representative or the Purchaser if any Governmental Authority with jurisdiction over such matters shall have issued a final and nonappealable Governmental Order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; provided, however, that neither the HPI Stockholders Representative nor the Purchaser may terminate this Agreement pursuant to this
Section 9.1(c) unless the party seeking to so terminate this Agreement has used with its Affiliates all commercially reasonable best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement, but nothing contained in this Section 9.1(c) shall prevent a party that is otherwise entitled to terminate this Agreement pursuant to Section 9.1(b) or 9.1(d) from doing so;

         (d) If the Closing has not occurred, by either the HPI Stockholders Representative or the Purchaser, if such party and its Affiliates are not then in material breach of this Agreement, if the other party or any of its Affiliates has continued in material breach of this Agreement for thirty (30) days after receipt of written notice of such breach from the terminating party, and such breach is not cured within such thirty (30) day period; provided, however, that if a party or any of its Affiliates has undertaken but is not able to cure such breach within thirty (30) days, despite its good faith efforts, the party and its Affiliates shall have such additional time as may be reasonably necessary to effectuate a cure if such breach is capable of being cured, but in no event more than an additional sixty (60) days; or

         (e) By the Purchaser or the HPI Stockholders Representative if entitled to do so under Section 6.11.

         9.2. Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1 hereof, neither party hereto shall have any further Liability hereunder except that (i) the provisions of Sections 6.7 and 6.8, and Articles 9 and 10 shall remain in full force and effect, and (ii) each party hereto shall remain liable to each other party hereto for any breach of its obligations under this Agreement prior to such termination.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1. Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, by telecopy or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 10.1):

if to the Purchaser, to:                      with copies to:
----------------------------------            ---------------------------------
Lee Enterprises, Incorporated                 Lane & Waterman
400 Putnam Building                           220 N. Main St., Suite 600
215 N. Main St.                               Davenport, IA  52801
Davenport, IA  52801                          Attn:  C. Dana Waterman III, Esq.
Attn:  Mary E. Junck
       Chairman, President and CEO

if to the HPI Stockholders, HPI,
----------------------------------
HEC or the HPI Stockholders Representative,   with copies to:
-------------------------------------------   ---------------------------------
  to:
----
Howard Energy Co., Inc.
13561 West Bay Shore, Suite 3000              Sidley Austin Brown & Wood
Traverse City, MI  49684                      Bank One Plaza
Gregory Blanche                               10 S. Dearborn Street
Telephone No.:  (231) 995-7850                Chicago, IL 60603
Facsimile No.:  (231) 941-0338                Attn:  Frederick C. Lowinger, Esq.
                                              Telephone No.:  (312) 853-7000
                                              Facsimile No.:  (312) 853-7036
                                                          - and -

                                              Betts, Patterson & Mines, P.S.
                                              One Convention Place, Suite 1400
                                              701 Pike Street
                                              Seattle, WA  98101-3927
                                              Attn:  Gary A. Bergquist
                                              Telephone No.:  (206) 268-8662
                                              Facsimile No.:  (206) 343-7053

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by telecopy (receipt confirmed) or, if mailed, when actually received.

         10.2. Actions of the HPI Stockholders Representative.

         (a) Any and all actions to be taken under or in connection with this Agreement and the HPI Stockholder Documents by or on behalf of the HPI Stockholders may be so taken by the HPI Stockholders Representative as attorney-in-fact for the HPI Stockholders. Any action so taken by the HPI Stockholders Representative shall be deemed to have been taken, and the Purchaser may rely on any such action as having been taken, by the HPI
Stockholders. Each HPI Stockholder hereby appoints the HPI Stockholders Representative as such HPI Stockholder's true and lawful attorney authorized on behalf of such HPI Stockholder and in such HPI Stockholder's name, place and stead, acting jointly or severally, to amend and update this Agreement and to complete, date, execute, deliver, amend and update each HPI Stockholder Document and each other document or instrument contemplated by the HPI Stockholder Document, and otherwise to act as attorney-in-fact for such HPI Stockholder in connection with the transactions contemplated by this Agreement. Each HPI Stockholder agrees that the power of attorney created by this Section 10.2 is irrevocable and will not be modified in a manner which is inconsistent with the preceding sentences of this Section 10.2 without the prior written consent of all the HPI Stockholders.

         (b) It is understood and agreed by the Purchaser that the HPI Stockholders Representative is acting solely as a representative of the HPI Stockholders and, when acting in such capacity, has no liability or obligation with respect to any representation, warranty, covenant or agreement of the Acquired Companies, the HPI Stockholders or HEC in this Agreement or any of the HPI Stockholder Documents, or with respect to any action taken or omitted to be taken in connection with the transactions contemplated herein and therein.

         (c) If neither Robert S. Howard nor William E. Howard is able or willing to act as the HPI Stockholders Representative, then David B. Howard, Thomas W. Howard and Andrea H. Palmer by majority vote shall appoint another HPI Stockholder as the HPI Stockholders Representative to act as the HPI Stockholders Representative pursuant to the terms of this Agreement. Such Person shall thereafter be referred to as the HPI Stockholders Representative for purposes of this Agreement.

         10.3. Amendments and Waiver. This Agreement may not be modified or amended except in writing signed by the party against whom enforcement is sought. The terms of this Agreement may be waived only by a written instrument signed by the party waiving compliance. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise provided. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided in this Agreement, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. Whenever this Agreement requires or permits consent by or on behalf of a party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.3.

         10.4. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by the HPI Stockholders or the Purchaser without the prior written consent of the other party and any purported assignment or delegation in violation hereof shall be null and void; provided, however, that the Purchaser may assign this Agreement or any or all rights or obligations hereunder (including, without limitation, the Purchaser's rights to purchase, the HPI Common Stock and the Purchaser's rights to seek indemnification hereunder) to any wholly-owned corporate subsidiary of the Purchaser formed under the laws of any state in the United
States of America and any HPI Stockholder may transfer to another HPI Stockholder shares of HPI Common Stock; provided, further, that any assignment by the Purchaser shall not release the Purchaser from any liabilities or obligations under this Agreement. Upon any such permitted assignment by the Purchaser, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

         10.5. Entire Agreement. This Agreement, the Confidentiality Agreement and the related documents contained as Exhibits and Schedules hereto or expressly contemplated hereby (including the Escrow Agreement) contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

         10.6. Representations and Warranties Complete. The representations, warranties, covenants and agreements set forth in this Agreement, the Escrow Agreement and the Confidentiality Agreement constitute all the representations, warranties, covenants and agreements of the parties hereto and their respective shareholders, directors, officers, employees, Affiliates, advisors (including financial, legal and accounting), agents and representatives and upon which the parties have relied.

         10.7. Third Party Beneficiaries. This Agreement is made for the sole benefit of the parties hereto, their respective successors and permitted assigns, and nothing contained herein, express or implied, is intended to or shall confer upon any other Person any third party beneficiary right or any other legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.8. Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of Illinois, without giving effect to any conflicts of law rule or principle that might require the application of the Laws of another jurisdiction.

         10.9. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Federal or any state court sitting in Chicago, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Illinois, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

         10.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.11. Neutral Construction. The parties to this Agreement agree that this Agreement was negotiated fairly between them at arms' length and that the final terms of this Agreement are the product of the parties' negotiations. Each party represents and warrants that it has sought and received legal counsel of its own choosing with regard to the contents of this Agreement and the rights and obligations affected hereby. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a party or parties on the grounds that the party or parties drafted or was more responsible for drafting the provision(s).

         10.12. Severability. In the event that any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

         10.13. Headings; Interpretation; Schedules and Exhibits.

         (a) The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. References to Sections or Articles, unless otherwise indicated, are references to Sections and Articles of this Agreement. The word "including" means including without limitation. Words (including defined terms) in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement unless otherwise specified. It is understood and agreed that neither the specifications of any dollar amount in this Agreement nor the inclusion of any specific item in the Schedules or Exhibits is intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of setting of such amounts or the fact of the inclusion of such item in the Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter is or is not material for purposes hereof.

         (b) Whenever an Acquired Company is called upon to list any contracts or agreements, there shall be deemed excluded from the applicable representation or warranty any agreement where the obligations of all the parties thereto have been performed or will be performed before the Closing Date. Whenever a representation or warranty is made regarding an Acquired Company, unless the context otherwise requires, such representation and warranty shall be deemed to be only with respect to the Acquired Company and not any Subsidiary of the Acquired Company.

         (c) Certain matters and items disclosed in any Schedule or Exhibit may not be required to be disclosed therein, but may be disclosed therein for informational purposes only, and no such disclosure shall constitute an indication or admission of the materiality thereof or create a standard of disclosure.

         (d) If any fact or item is included on a Schedule referenced by a particular section in this Agreement and the existence of the fact or item or its contents is relevant to any other section in this Agreement, the fact or item shall be deemed to be disclosed with respect to such other section whether or not an explicit cross-reference appears in the Schedules if such relevance is readily apparent from examination of the Schedules.

         10.14. Counterparts. This Agreement may be executed in one or more counterparts for the convenience of the parties hereto each of which shall be deemed an original and all of which together will constitute one and the same instrument. Signatures to faxed copies of this Agreement shall be binding so long as original counterparts thereof are provided to the other party via overnight delivery service received within three (3) business days thereafter.

         10.15. Cooperation. From and after the Closing, the Purchaser will cooperate with the HPI Stockholders and HEC in the investigation, defense or prosecution of any Action which is pending or threatened against an Acquired Company or any of its Affiliates, whether or not any party has notified the other of a claim for indemnity with respect to such matter. Without limiting the generality of the foregoing, the Purchaser will make available its Employees employed by the Purchaser to give depositions or testimony and will furnish all documentary or other evidence in each case as the HPI Stockholders and HEC may reasonably request. The HPI Stockholders and HEC shall reimburse the Purchaser for all reasonable and necessary out-of-pocket expenses incurred in connection with the performance of their obligations under this Section 10.15.

         10.16. Specific Performance. The HPI Stockholders, HPI and HEC acknowledge that each of the Acquired Companies is of a special, unique and extraordinary character, and that damages alone are an inadequate remedy for a breach of this Agreement by the HPI Stockholders, HPI or HEC. Accordingly, as an alternative to termination of this Agreement under Section 9.1, if the Purchaser is not then in material default hereunder, the Purchaser shall be entitled, in the event of breach of this Agreement by any of the HPI Stockholders, HPI or HEC, to enforcement of this Agreement (subject to obtaining any required approval under the HSR Act) by a decree of specific performance or injunctive relief requiring any of the HPI Stockholders, HPI or HEC to fulfill their or its obligations under this Agreement. Such right of specific performance or injunctive relief shall be in addition to, and not in lieu of, the Purchaser's right to recover damages and to pursue any other remedies available to the Purchaser for any such breach. In any action to specifically enforce the obligation of any of the HPI Stockholders, HPI or HEC to close the transactions contemplated by this Agreement, the HPI Stockholders, HPI and HEC shall waive the defense that there is an adequate remedy at law or in equity and agrees that the Purchaser shall be entitled to obtain specific performance of the obligation to close without being required to prove actual damages. As a condition to seeking specific performance, the Purchaser shall not be required to tender the Cash Payment but shall be required to demonstrate that the Purchaser is ready, willing and able to tender the Cash Payment as prescribed in this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first above written.

LEE ENTERPRISES, INCORPORATED         HOWARD PUBLICATIONS, INC.

By: /s/ Mary E. Junck                         By: /s/ William E. Howard
    ------------------------------------          ----------------------------
    Mary E. Junck                                 William E. Howard
    Chairman, President and CEO                   President

HOWARD ENERGY CO., INC.

By: /s/ Thomas W. Howard
    -------------------------------------
    Thomas W. Howard
    President

HPI STOCKHOLDERS

/s/ David B. Howard                             /s/ Elizabeth Ann Howard
-----------------------------------             --------------------------------
David B. Howard                                 Elizabeth Ann Howard


/s/ William E. Howard                           /s/ Erin Elizabeth HOward
-----------------------------------             --------------------------------
William E. Howard                               Erin Elizabeth Howard

/s/ Andrea H. Palmer
-----------------------------------
Andrea H. Palmer                                Andrea H. Palmer Trust

/s/ Richard D. Newell
-----------------------------------             By: /s/ Andrea H. Palmer
Richard D. Newell                                   ----------------------------
                                                    Trustee

/s/ Beth Howard                                 /s/ Jack Palmer, Jr.
-----------------------------------             --------------------------------
Beth Howard                                     Jack Palmer, Jr.

/s/ C. Michael Palmer                           /s/ Jack Palmer, Jr.
-----------------------------------             --------------------------------
C. Michael Palmer                               Jack Palmer, Jr., Trustee fbo
                                                Jonathan Andrew Palmer

/s/ Chad Lewis Howard                           /s/ Matthew Keenan Palmer
-----------------------------------             --------------------------------
Chad Lewis Howard                               Mathhew Keenan Palmer

/s/ Charlotte E. Howard                         /s/ Linda Howard
-----------------------------------             --------------------------------
Charlotte E. Howard                             Linda Howard

/s/ Charlotte Howard                            /s/ Linda Howard
-----------------------------------             --------------------------------
Charlotte Howard Cloninger                      Linda Howard, Trustee fbo
                                                Alyssa Catherine Howard

/s/ Pamela Nicole Howard                        /s/ Linda Howard
-----------------------------------             --------------------------------
Pamela Nicole Howard                            Linda Howard, Trustee fbo
                                                Brian Robert Howard

/s/ Cheryl Howard                               /s/ Linda Howard
-----------------------------------             --------------------------------
Cheryl Howard                                   Linda Howard, Trustee fbo
                                                David Hunter Howard

/s/ Cheryl Howard
-----------------------------------
Cheryl Howard, Trustee fbo
Anne Catherine Howard

/s/ R.D. Newell                                 /s/ R.D. Newell
------------------------------------            --------------------------------
R.D. Newell, Trustee fbo                        R.D. Newell, Trustee fbo
Brian Robert Howard                             Alyssa Catherine Howard

/s/ G.A. Bergquist                              /s/ G.A. Bergquist
------------------------------------            --------------------------------
G.A. Bergquist, Trustee fbo                     G.A. Bergquist, Trustee fbo
Brian Robert Howard                             Alyssa Catherine Howard

/s/ R.D. Newell
------------------------------------            Kristin E. Marshall Irrevocable
R.D. Newell, Trustee fbo                        Trust 11/2/95
David Hunter Howard

/s/ G.A. Bergquist
------------------------------------            By: /s/ Thomas J. Ross
G.A. Bergquist, Trustee fbo                         ----------------------------
David Hunter Howard                                 Thomas J. Ross, Trustee


/s/ Robert C. Howard
------------------------------------            Matthew J. Marshall Irrevocable
Robert C. Howard                                Trust 11/2/95

/s/ Kirsten E. Marshall
------------------------------------            By: /s/ Thomas J. Ross
Kirsten E. Marshall                                 ----------------------------
                                                    Thomas J. Ross, Trustee

Christina L. Marshall Revocable Trust           Meghan P. Marshall Irrevocable
u/a/d 9/20/94                                   Trust 11/2/95

By /s/ Christina L. Marshall                    By /s/ Thomas J. Ross
   ----------------------------------              -----------------------------
   Trustee                                         Thomas J. Ross, Trustee

James G. Marshall Revocable Trust               Howard Charitable Foundation
u/a/d 9/20/94
                                                By /s/ Robert S. Howard
By /s/ James G. Marshall                           -----------------------------
   -----------------------------------             Robert S. Howard, President
   Trustee
                                                Thomas W. Howard Trust
Robert S. Howard Trust
                                                By /s/ Thomas W. Howard
By /s/ Robert S. Howard                            -----------------------------
   -----------------------------------             Trustee
   Trustee

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the date first above written.

LEE ENTERPRISES, INCORPORATED                   HOWARD PUBLICATIONS, INC.

By: /s/ Mary E. Junck                           By: /s/ William E. Howard
    ------------------------------------            ----------------------------
    Mary E. Junck                                   Wiliam E. Howard
    Chairman, President and CEO                     President

HOWARD ENERGY CO., INC.

By: /s/ Thomas W. Howard
    ------------------------------------
    Thomas W. Howard
    President